As filed with the Securities and Exchange Commission on May 14, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOWIGENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

7370

(Primary Standard Industrial

Classification Code Number)

New York	45-2891478
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

418 Broadway, Albany, NY 12207

1-518-396-5853

Anoop Bhatia

418 Broadway, Albany, NY 12207

1-518-396-5853

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION UNLESS A SUBSEQUENT OFFERING CIRCULAR IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

See attached

PRELIMINARY OFFERING CIRCULAR May 14, 2019, SUBJECT TO COMPLETION

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. The information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the Offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

NOWIGENCE, INC.

Up to 1,000,000 class A common shares of Class A Common Stock

Nowigence, Inc., a New York corporation (the “Company,”, “Nowigence,” we,” “us,” “our” and similar expressions) is offering up to 1,000,000 class A common shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), in this offering (the “Offering”) through a Tier 2 Offering pursuant to Regulation A (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being offered at a purchase price of $5.00 per Share (the “Offering Price”) on a “best efforts” basis by the officers and directors of the Company.

Our executive offices are located at 418 Broadway, Albany, NY 12207 and our telephone number is 1-518-396-5853. Our website is www.nowigence.com, the contents of which are not incorporated in this Offering Circular.

Generally, no sale may be made to you in this Offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an early growth and establishment stage company.  Since our inception in August 2011, we have been focused on early-stage business activities, including building a team, designing our software and user interface, gathering a large informational database, and generating a customer base as early adopters that provide monthly recurring revenue. We have been operational since 2011, and have tangible and intangible assets other than cash, and cash equivalent, and have generated revenue since 2017.  As a result, we are not deemed to be a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Nowigence, per its Incorporator’s action on December 28th, 2018 decided to acquire Nowigence India Private Limited located at Plot A-14, Eco Towers (7th Floor), Sector 125, Noida 201301, U.P. in India. Nowigence India Private Limited is a revenue-generating company since 2017. The main reason for the acquisition of the Indian company was synergy in operations. We were paying service fees to India to help develop the training dataset for our customers in the US and Europe. Also, the software engineers from India helped to develop the product. To gain better control, efficiency and to improve our service and grow the market in India, we decided to acquire the Indian company and make it a subsidiary. Nowigence India also have customers located in India to which they sell our platform on subscription basis. The acquisition was completed on January 18th 2019.

The Offering Price has been fixed at $5.00 per class A Share throughout the Offering period. The minimum subscription shall be for 100 Class A Shares ($500), although we reserve the right to accept subscriptions for lesser amounts based on our sole discretion. The Offering Price has been determined by the Company discounted value from the sector trading multiples and bears no relationship to conventional criteria, such as book value or earnings per share, and shall be fixed throughout the term of this Offering. There can be no assurance that the Offering Price bears any relation to the current fair market value of the Common Stock.

This Offering is being conducted on a “best-efforts” basis by our officers and directors. We may also sell the Shares through one or more websites owned and operated by unaffiliated third parties.

There is a concentration of ownership interest and voting power by our officers and directors. The company has two classes of Common Stock. Each share of our Common Stock Class A is entitled to one vote, while each share of Common Stock Class B is entitled to 10 votes on any matter brought forth to shareholders.  Our officers and directors collectively own 42,687,270 collectively of class A and B shares or 73.30% of our currently outstanding Common Stock and our CEO Mr. Anoop Bhatia owns 100% of Class B stock which amount to 37,827,270 shares, which controls 94.88% of the voting power before the offering, and about 94.82% of the voting power post offering therefore have control over general corporate matters, such as the election of directors, the sale of all or substantially all of the assets of the Company, amending the Corporation’s articles of incorporation.  Following this Offering, and assuming all 1,000,000 class A common shares are sold, our officers and directors will own an aggregate of about 96% of the voting power of our voting capital stock. If we sell less than 75% of the shares in the offering, our officers and directors will have a maximum of about 95.92% voting interest in the company; if we sell less than 50% of the shares in the offering, our officers and directors will have maximum of about 95.98% voting interest; and if we sell less than 25% of the shares in the offering, our officers and directors will have maximum of about 99.7596.04%% voting interest in the company. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future and could harm the market value of your Common Stock.

Our officers and directors will not receive any commission or any other remuneration for any sales. In Offering the Shares on our behalf, our officers, directors, and employees will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is currently no underwriter or sales agents for the Shares; however, we reserve the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation. See “Plan of Distribution.”

The Offering will commence within two calendar days after this Offering circular has been qualified by the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”). There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering and we intend to have multiple closings until the termination of the Offering Period. This

Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to this Offering Circular; (ii) our board of directors determines to terminate the Offering; or (iii) 365 days from the qualified date of this Offering Circular, unless extended by our directors for an additional 90 days (the “Offering Period”).

After the Offering Statement has been qualified by the SEC, we will accept tenders of funds to purchase the Shares. We may close on investments on a monthly “rolling” basis (so not all investors will receive their Shares on the same date, however, the investor will receive their shares 30 days from the date the company accepts the subscription agreement). The Company will hold all funds it receives in a segregated bank account to monitor investors funds received. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors 30 days from the date the subscription agreement is accepted by the company.

We have entered into an agreement with Global Quantitatives, on September 6th, 2018, pursuant to which Global Quantitatives, and its officer has provided the Company with business development, and establishment advisory services, to the Company since inception and Global Quantitatives received the aggregate amount of 3,780,000 unregistered Common Stock for its advisory services, and in connection with this offering a consideration for $65,000. Furthermore, Global Quantitatives also invested $100,000 as part of the friends and family round, and an additional $50,000 during the interim period prior to the IPO, for the aggregate amount of 1,535,000 unregistered common shares.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 12 OF THIS OFFERING CIRCULAR.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Price to public		Underwriter discounts and commissions (1)		Proceeds to the issuer (2)		Proceeds to other persons
Per Class A Share		$5.00		$0.00		$5.00		$0.00
Total Minimum Amount	$	N/A	$	N/A	$	N/A	$	N/A
Total Maximum Amount		$5,000,000.00		$0.00		$5,000,000.00		$0.00

(1)

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation. See “Plan of Distribution.”

(2)

Before deducting expenses, estimated to be approximately $100,000 including legal fees and accounting fees. For more information about the expenses of this Offering, please see the section entitled, “Plan of Distribution.”

(3)	There is no minimum number of Shares that must be sold in this Offering other than each investor must invest at least $500 (100 Shares) which may be waived by the Company.

The date of this Offering Circular is May 14, 2019

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information from this Offering Circular and may not contain all of the information that is important to you. To understand our business and this Offering fully, you should read this entire Offering Circular carefully, including the financial statements and the related notes in this Offering Circular, and the Risk Factors beginning on page 12. When we refer in this Offering circular to the “Company,” “we,” “us,” and “our,” we mean Nowigence, Inc., a New York corporation. This Offering circular contains forward-looking statements and information relating to the Company.

Our Company

Nowigence, Inc. is an early growth and establishment stage company incorporated in the state of New York in August 2011. Our principal executive offices are located at 418 Broadway, Albany, NY 12207. Our telephone number is 1-518-396-5853.  Our website is www.nowigence.com, the contents of which are incorporated by reference into this Offering Circular.

Nowigence Inc. recently acquired its associated company in India called Nowigence India Private Limited located at Noida, U.P.  and made it into its wholly owned subsidiary. The Incorporator vide a resolution decided to acquire the Indian company to make it a wholly owned subsidiary of Nowigence Inc. on December 28th, 2018. The acquisition was complete by January 18th, 2019.

We are an up and coming SaaS company, home to an advanced artificial intelligence (AI) platform, utilizing natural language processing (NLP) and large-scale machine learning to automatically extract and synthesize intelligence from textual data and audio transcript (unstructured data). To date, our activities have been primarily focused on software development, market research and selling our product on a subscription basis to businesses including banks. Using high-performance information extraction, our software targets B2B sales reps and their leaders delivering sales intelligence to help them achieve their sales quotas.

As per Forbes, 57% of sales representatives missed their sales quotas in 2018. A recent study, by marketing research firm CSO Insights, revealed that that the top challenge in sales organizations today is that 90% of sales leaders believe that representatives have missed opportunities because of information overload. Humans simply cannot process excess information, especially if it is not logically structured, takes too long, or is unclear. Capturing, storing, and structuring information profitably, has been historically problematic due to lack of automation. Manual processes are discontinuous, scattered, inaccurate and costly. Solving this problem is Pluaris™, Nowigence’s AI platform that helps users rapidly digest content from a myriad of external and internal sources. It has been designed to meet the privacy and the exact needs of every user. It is offered as a single-user annual license or as an enterprise-level solution renewed every year.

Our comprehensive and intuitive solution stores and organizes business-relevant data forever allows benchmarking and prepares users to objectively anticipate future scenario while answering relevant questions and delivering requisite content helping each user to anticipate future risks and opportunities.

Target Markets

The ability to read is one of the three R’s – a basic skill taught in school. The platform’s core competency is rapid and automated critical reading and analytical skills. The platform has been developed as sector agnostic. Currently, Nowigence focuses on businesses with revenues greater than $50 million in annual revenues. Our platform can understand the critical to business attributes and topics and across different sectors. This capability has been developed through extensive research performed over hundreds of millions of documents in the last few years.

Business has, to some extent, a common language across all sectors. However, every sector has its own jargon. Due to the high level of automation, the platform learns quickly and can adapt to different sectors and their specific needs. It’s tailored to meet the individual needs of each user within any company. Every user has full control to upload internal or external documents, audio files (recordings of internal or external meetings), minutes, transcripts, notes, and other communication instruments as relevant for his/her job requirements. Nowigence scours the external press and media sources, subscribes to myriads of sources including financials, econometrics, trade statistics, and others to extract relevant data and connect them together in meaningful ways for each user. As proof, Nowigence chose diverse sectors – B2B Commercial Banking, Manufacturing Businesses, and Service businesses (Hospitality and a global IT service provider to Global Fortune 500 companies across industry verticals and horizontals).

Currently, the potential market size for the sectors mentioned above is over $6.5B with details provided below. However, we have also been approached by hedge funds, investment banks, personal wealth management firms, Department of Transportation, long-term securities valuation, business auditing, and advisory firms to provide predictive and forward-looking data products. The overall market opportunity across various sectors is upwards of $20B and growing.

The details for its current view about the market opportunity is below.

Nowigence target market with > $6.5B opportunity

Any business external market eco-system is largely textual. The market eco-system encompasses customers, competitors, suppliers, products, technology, innovation, people, industry, markets, legal and compliance, with over 150 attributes. Ignoring forward-looking signals harnessed from text bring forth:

-High-risks.

-Unrealistic goal-setting with no process to constantly achieve greater targets.

-Lack of early risks and opportunity detection system.

-Inaccurate predictive models for scenario analysis.

-Slow business decay with low employee morale, decreasing revenue and lower margins.

Within businesses and corporations, there is no organized market eco-system that pulls together internal and external information in one place. Information lies scattered. Consumer banking currently possesses many tools to effectively evaluate the credit risks of individuals. However, wholesale (B2B) banking has few, if any, to provide early warning signs of credit stress. The opportunity is huge.

Revenue Model

Nowigence’s business model is subscription-based.

Nowigence, Inc. is a Software as a Service (SaaS) company that sells its flagship product Pluaris™ and services through annual subscription offerings depending on the number of users. It targets sales professionals and their managers operating within mid-to-large size organizations. Nowigence reduces its sales cycle through a “land and expand” model by quickly onboarding new customers with a smaller user group, and then sell into the organization to expand usage, additional departments, and services.

Pluaris™ is a comprehensive product offering that is built off many proprietary, technical sub-components. The sub-components have been developed and packaged individually. Nowigence sells a few sub-components separately. Pricing is dependent on the feature options selected by the user and the volume of work. Users can get one single job up to a max megabyte in size or can subscribe on a monthly basis to process the volume bracket selected for processing. The sub-components can be sold separately via API. This strategy helps in reducing the sales cycle time for PluarisTM and increasing sales.

Page 32 contains a more detailed overview of the product

Our Clients

To date, Nowigence has early clients who provided feedback during the product development phase. We approached companies from different industries in order to work with a few users who would be early adopters and provide valuable feedback to improve the product performance during the product development phase. Our target market is mid-size to a large global corporation. We are targeting companies with over $50 million in annual revenues. We had no preference on the revenues of the companies whom we approached to discuss the possibility of their assigning early adopters who would provide feedback during product development. It happened that the early adopters were from larger companies. We met our target for the desired number of users during the product development phase and stopped looking for more. However, the problem of information overload is real in both mid-size and large corporations. Hence, we found users not only to experience the solution of the problem but to also understand the role of AI while creating the solution.

Our predominant focus, in the beginning, was manufacturing in B2B space across different verticals. Faced with global competition, this segment requires its sales and marketing professionals to stay abreast with developments from across the whole world. The pressure to stay competitive in the US is tremendous. All companies want to trade in US Dollars and are looking for ways to penetrate the local US markets. Sales team members of B2B manufactured goods suffer from an information overload problem since they are required to prospect, identify new product development opportunities, learn about import and export tariffs, know their customers and competitors, stay abreast of product regulatory and compliance reports and other topics. Our product helps them to overcome the information overload problem and helps them with data to make faster decisions, be objective in setting sales target and help them achieve their goals and identify innovation opportunities and differentiate themselves from competition within the US and globally.

As we talked to companies belonging to other segments, we found that we could serve other segments too. A big bank in India approached us through Nowigence India Private Limited to evaluate our product by being early adopters.

Commercial Banking has risk analysts who get not more than 3 or 4 days to analyze the risks associated with a new loan application from businesses. They are not only required to look at the financial statements but also the opportunities existing in the market for the applicant. A lot of analysis is required, most of which are manual. Automation can help them become more effective and improve the quality of loan disbursement. The Consumer banking division has many tools to decide if the loan application is good or bad but the commercial banking segment has almost no tools to help them analyze. Nowigence platform makes them more effective.

During the product development phase, a technology company looks for early adopters as we did. We worked with two early adopters in the US and the same number in India. As on 12/31/2019, all our early adopters were still receiving outputs from our beta product.

At the end of 2018, we are nearing the final leg of our product development phase to get the first fully automated textual reading and comprehension AI platform. We found the best fit for our solution to be with sales representatives in various corporations.

Classes of Shares

Nowigence, Inc., has two classes of common shares: Class A common shares, and Class B common shares, which we refer to collectively as our ‘‘common shares.’’ The Class A common share will provide holders with one vote on all matters submitted to a vote of stockholders, the Class B common shares will each provide holders with ten votes on all matters submitted to a vote of stockholders. These attributes are summarized in the following table:

Class of Common ShareVotes Economic Rights

Class A common share   1        Yes

Class B common share   10        Yes

This Offering

Issuer:	Nowigence, Inc., a New York corporation.

Securities offered:	Maximum of 1,000,000 of class A shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”).

Price per Share:	$5.00 per class A Share

Offering Amount:	$5,000,000 if all the class A Shares are sold.

Offering Period:

The Offering will terminate upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the Offering.

Class A Common shares outstanding before the Offering	20,407,730 shares

Class B Common stock outstanding before the offering	37,827,270 shares

Class A Common stock outstanding after the Offering Class B Common stock outstanding after the Offering	21,407,730 shares 37,827,270 shares
Total Common Stock outstanding Before the Offering	58,235,000 Class A & B shares. There are 20,407,730 class A shares, and 37,827,270 of class B shares issued and outstanding.
Total Common Stock outstanding after the Offering:	59,235,000 Class A and B shares of Common Stock, assuming all 1,000,000 class A common shares are sold.

Use of Proceeds:

If we sell all of the Shares, our net proceeds will be approximately $4,900,000. We intend to use these net proceeds for:

-Software development and support, consisting of continued development;

-IT infrastructure and proprietary software platform, consisting of cloud-based, integrated systems to support our users. The infrastructure connects disparate systems bringing essential data points to user tasks.

These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

-General office expenses consisting of rent, office supplies, and computer and other equipment; and

-Working capital and other general corporate purposes.

See “Use of Proceeds” on page 29 of this Offering Circular.

Proposed Listing:

Prior to this Offering, there has been no public market for our Common Stock. We have not submitted any applications to list on any national exchange as of this date.

We intend to apply to have our common stock quoted on the OTC Markets.  There is no assurance that our application will be approved or, if approved, that an active trading market will develop for our common stock.

Risk Factors:

Investing in the Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering

Circular starting on page 12.

RISK FACTORS

Investing in the Shares involves a high degree of risk. In evaluating Nowigence and investing in the Shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect Nowigence’s business, software, operating results or financial condition, as well as adversely affect the value of an investment in our Shares. The following is a summary of the most significant factors that make this Offering speculative or substantially risky. The Company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as variations of technologies). You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

Since we are an early growth and establishment stage company, have generated modest revenues and short operating history, an investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Nowigence, Inc. is an early growth and establishment stage company incorporated in August 2011. Since our inception, we have been primarily focused on building a team, designing our software and user interface, gathering a large informational database, developing a pricing strategy, and have generated modest revenues. As a result of our lack of operating history, our ability to forecast our future operating results is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2018, financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared to assume we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We are a startup company and face challenges often encountered by startups.

We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Failure to manage our growth may adversely affect our business or operations.

We expect to complete the early growth phase and then begin operations to grow our business rapidly over the next several years. This growth will place a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls, build our reporting systems and procedures, and expand and train our workforce. We anticipate that additional investments in sales personnel, technology, and research, and development spending will be required to:

•scale our operations and increase productivity

•address the needs of our clients and partners

•further, develop and enhance our existing technologies and solutions

•develop new technology

•expand our markets and opportunity under management, including innovative solutions and geographic areas.

We cannot assure you that our controls, systems, and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to establish and expand our market presence. Failure to effectively manage growth could result in difficulty or delays in deploying clients, declines in quality or satisfaction of service, increases in costs, and difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

Our efforts to increase the use of our platform and services may not succeed and may negatively affect our revenue growth rate.

The success of sales and marketing for our software platform, which is a B2B software solution for financial institutions and businesses, is unpredictable. The future level of market acceptance is unpredictable. Further, the introduction of new solutions may not be successful, which would adversely affect potential growth. We are unable to determine with any certainty, the satisfactory level from clients using our platform, and may not be able to determine with certainty the extent to which our innovative solutions are being embraced by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation, and economic and market conditions, could adversely affect our business and operating results.

Our solutions face competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

We compete with many types of AI companies. Our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to set up support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, some of our competitors may offer their products and services at a lower price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depend on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in Internet-related hardware, software, communication, browser, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platform or technologies, or modifications to existing platform or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platform and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for artificial intelligence-based software is not as mature as the market for current widely used software types, and it is uncertain whether our services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of companies to increase their use of artificial intelligence-based services in general, and of our solutions in particular. Many companies have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to an artificial intelligence-based service. Furthermore, some companies may be reluctant or unwilling to use artificial intelligent based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If companies do not perceive the benefits of artificial intelligence-based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our intelligent solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our intelligent solutions over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

The success of our artificial intelligence-based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex, and we will continually evolve new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our clients and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time-consuming and costly. Since our customers use our solutions for important aspects of their business, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to continue using our services, or withhold payment to us, or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. We could also lose future sales. In addition, if the public becomes aware of security breaches of our solutions, our future business prospects could be adversely impacted.

Any failure or interruptions in the internet infrastructure, bandwidth providers, data center providers, other third parties or our own systems for providing our solutions to customers could negatively impact our business.

Our ability to deliver our solutions is dependent on the development and maintenance of the internet and other telecommunications services by third parties. Such services include maintenance of a reliable network backbone with the necessary speed, data capacity, and security, for providing reliable internet access and services and reliable telecommunications systems that connect our operations. While our solutions are designed to operate without interruption, we may experience interruptions and delays in services and availability from time to time. We rely on systems as well as third-party vendors, including data center, bandwidth, and telecommunications equipment providers, to provide our solutions. We do maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with our customers.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our solutions are deployed, our customers depend on our customer success organization to resolve technical issues relating to our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our solutions and business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, and our business, operating results, and financial position.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for our customers, prospective customers, and us, to forecast and plan future business activities accurately, and they could cause our prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending, even if economic conditions improve, could adversely impact our business, financial condition, and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced services, and lower or no growth.

We depend on our senior management team and other key employees, and the loss of one or more key employees could adversely affect our business.

Our success depends largely upon the continued services of our executive officers and directors. We also rely on our leadership team and other mission-critical individuals in the areas of research and development, tech development and support, marketing, sales, services, and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives or other key employees that could disrupt our business. Our senior management and key employees are generally employed under employment agreements. The loss of one or more of our executive officers or key employees could have a material adverse effect on our business. Also, we do not have any key person life insurance policies on officers and directors and we do not anticipate acquiring key man insurance in the foreseeable future.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and Internet-related services, senior sales executives, and professional services personnel with appropriate financial reporting experience. We expect to experience difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future, we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

Data security concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our solutions and adversely affect our business.

We manage private and confidential information and documentation related to our customers’ finances and transactions, often prior to public dissemination. The use of insider information is highly regulated in the United States and abroad, and violations of securities laws and regulations may result in civil and criminal penalties. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult and costly for us to accommodate, is frequently proposed and occasionally adopted. Changes in laws restricting or otherwise governing data and transfer thereof could result in increased costs and delay operations.

In addition to government activity, the technology industry and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of private and confidential information were to be curtailed in this manner, our software solutions may be less effective, which may reduce demand for our solutions and adversely affect our business. Furthermore, government agencies may seek to access sensitive information that our customers upload to our service providers or restrict customers’ access to our service providers. Laws and regulations relating to government access and restrictions are evolving, and compliance with such laws and regulations could limit the adoption of our services by customers and create burdens on our business. Moreover, regulatory investigations into our compliance with privacy-related laws and regulations could increase our costs and divert management attention.

If we or our service providers fail to keep our customers’ information confidential or otherwise handle their information improperly, our business and reputation could be significantly and adversely affected.

If we fail to keep customers’ proprietary information and documentation confidential, we may lose existing customers and potential new customers and may expose them to significant loss of revenue based on the premature release of confidential information. While we have security measures in place to protect customer information and prevent data loss and other security breaches, these measures may be breached as a result of third-party action, employee error, malfeasance or otherwise. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

In addition, our service providers (including, without limitation, hosting facilities, disaster recovery providers and software providers) may have access to our customers’ data and could suffer security breaches or data losses that affect our customers’ information.

If an actual or perceived security breach or premature release occurs, our reputation could be damaged, and we may lose future sales and customers. We may also become subject to civil claims, including indemnity or damage claims in certain customer contracts, or criminal investigations by appropriate authorities, any of which could harm our business and operating results. Furthermore, while our errors and omissions insurance policies include liability coverage for these matters, if we experienced a widespread security breach that impacted a significant number of our customers for whom we have these indemnity obligations, we could be subject to indemnity claims that exceed such coverage.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

We continue to develop our software and our success substantially depends and will continue to depend upon our proprietary methodologies and other intellectual property rights. Unauthorized use of our trade secret by third parties may damage our brand and our reputation. We also rely on trade secret laws, employee and third-party non-disclosure and non-competition agreements, and other methods to protect our intellectual property. However, unauthorized parties may attempt to copy or obtain and use our technology to develop products with the same functionality as our solutions. We cannot assure you that the steps we take to protect our intellectual property will be adequate to deter misappropriation of our proprietary information, or that we will be able to detect unauthorized use and take appropriate steps to protect our intellectual property. United States federal and state intellectual property laws offer limited protection, and the laws of some countries provide even less protection. Moreover, changes in intellectual property laws, such as changes in the law regarding the patentability of software, could also impact our ability to obtain protection for our solutions. In addition, patents may not be issued with respect to our pending or future patent applications. Those patents that are issued may not be upheld as valid, may be contested or circumvented, or may not prevent the development of competitive solutions.

We might be required to spend significant resources and divert the efforts of our technical and management personnel to monitor and protect our intellectual property. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Any failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights, and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from Offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

If we fail to continue to develop our brand, our business may suffer.

We believe that continuing to develop and maintain awareness of our brand is critical to achieving widespread acceptance of our solution and is an important element in attracting and retaining customers. Efforts to build our brand may involve significant expense and may not generate customer awareness or increase revenue at all, or in an amount sufficient to offset expenses we incur in building our brand.

Promotion and enhancement of our name and the brand names of our solutions depend largely on our success in being able to provide high quality, reliable, and cost-effective solutions. If customers do not perceive our solutions as meeting their needs, or if we fail to market our solutions effectively, we will likely be unsuccessful in creating the brand awareness that is critical for broad customer adoption of our solutions. That failure could result in a material adverse effect on our business, financial condition, and operating results.

We may need to raise additional capital, which may not be available to us.

We will require substantial funds to support the implementation of our business plan. Our future liquidity and capital requirements are difficult to predict as they depend upon many factors, including the success of our solutions and competing for technological and market developments. In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in the level of customer prepayments or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to timely secure additional debt or equity financing on favorable terms, or at all. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing shareholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our solutions and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication, and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. They can also require our clients to modify their applications, which may have an influence on the Company. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of Internet-related companies generally or result in reductions in the demand for Internet-based solutions such as ours.

In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, the demand for our solutions could suffer.

We operate and offer our services in many jurisdictions and, therefore, may be subject to federal, state, local and foreign taxes that could harm our business.

As an organization that operates in many jurisdictions in the United States and around the world, we may be subject to taxation in several jurisdictions with increasingly complex tax laws, the application of which can be uncertain. The authorities in these jurisdictions, including state and local taxing authorities in the United States, could successfully assert that we are obligated to pay additional taxes, interest, and penalties. In addition, the amount of taxes we pay could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. The authorities could also claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which could have a material impact on us and the results of our operations. In addition, we may lose sales or incur significant costs should various tax jurisdictions impose taxes on either a broader range of services or services that we have performed in the past. We may be subject to audits of the taxing authorities in any such jurisdictions that would require us to incur costs in responding to such audits. Imposition of such taxes on our services could result in substantially unplanned costs, would effectively increase the cost of such services to our customers and could adversely affect our ability to gain new customers in the areas in which such taxes are imposed.

Some of the jurisdictions in which we operate may give us the benefit of either relatively low tax rates, tax holidays or government grants, in each case that is dependent on how we operate or how many jobs we create and employees we retain. We plan on utilizing such tax incentives in the future as opportunities are made available to us. Any failure on our part to operate in conformity with applicable requirements to remain qualified for any such tax incentives or grants may result in an increase in our taxes. In addition, jurisdictions may choose to increase rates at any time due to economic or other factors. Any such rate increase could harm our results of operations.

In addition, changes to U.S. tax laws that may be enacted in the future could impact the tax treatment of any possible foreign earnings. Due to the possibility of expansion of our business activities, any changes in the U.S. taxation of such activities could increase any potential worldwide effective tax rate and adversely affect our financial position and results of operations.

We are subject to general litigation that may materially adversely affect us.

From time to time, we may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. We expect that the number and significance of these potential disputes may increase as our business expands and our Company grows larger. While our agreements with customers limit our liability for damages arising from our solutions, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we may carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

The structure of our Common Stock has the effect of concentrating voting control with our officers and directors, and their affiliates; this will limit or preclude your ability to influence corporate matters.

Each share of our Common Stock is entitled to one vote on any matter brought forth to shareholders.  Our officers and directors collectively own 43,092,270 collectively of class A and B shares or 73.99% of our currently outstanding Common Stock and our CEO Mr. Anoop Bhatia owns 100% of Class B stock which amount to

37,827,270 shares, which controls 94.88% of the voting power before the offering, and about 93% of the voting power post offering therefore have control over general corporate matters, such as the election of directors, the sale of all or substantially all of the assets of the Company, amending the Corporation’s articles of incorporation.  Following this Offering, and assuming all 1,000,000 class A common shares are sold, our officers and directors will own an aggregate of about 98% of the voting power of our voting capital stock. If we sell less than 75% of the shares in the offering, our officers and directors will have a maximum of  about 98.25 voting interest in the company; if we sell less than 50% of the shares in the offering, our officers and directors will have maximum  of about 98.50% voting interest; and if we sell less than 25% of the shares in the offering, our officers and directors will have maximum of about 99.75% voting interest in the company. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future and could harm the market value of your Common Stock. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future and could harm the market value of your Common Stock.

The dual class structure of our common stock and the voting agreements among certain stockholders have the effect of concentrating voting control with our CEO, this will limit or preclude your ability to influence corporate matters.

Our Class B common stock and Class A common stock, which is the stock we are offering in our initial public offering, Class A has one vote per share, and class B has ten votes per share and our CEO Mr. Anoop Bhatia owns 100% of Class B stock which amount to 37,827,270 shares, which controls 94% of the voting power before the offering, and about 93% of the voting power post offering. Following this offering, our directors, executive officers, and their affiliates will hold in the aggregate of about 98% of the voting power of our capital stock. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Risks Related to Our Securities

We expect to incur substantial expenses to meet our reporting obligations as a public company pursuant to Regulation A. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may, in the future, issue additional shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock.  As of the date of this Offering Circular, the Company had 58,235,000 shares of Common Stock outstanding. Accordingly, we may issue up to an additional 40,225,000 shares of Common Stock of Nowigence, Inc. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or financing or other corporate actions may have the effect of diluting the value of the share held by our investors and might have an adverse effect on any trading market for our Common Stock.

Risks Related to Our Common Stock

The Company arbitrarily determined the Offering Price and terms of the Shares offered through this Offering Circular.

The Offering Price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the Offering Price is, in fact, reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the Offering Price and terms of the Shares offered hereunder.

There is no minimum raise required in this Offering.

There is no minimum number of Shares that must be sold in this offering other than each investor must invest at least $500 (100 Shares). As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor. In the event that we fail to raise enough capital in this offering, we will utilize the proceeds for general working capital purposes only. We cannot guarantee that we will be able to raise adequate funds in this offering to implement our intended business plan.

We are not establishing an escrow to hold the proceeds of this Offering.

Since the funds are not being placed in an escrow account, a third-party creditor may obtain a judgment or lien against us and satisfy the judgment or lien by executing on the bank account where the offering funds are being held, resulting in a loss of any investment you make in our securities.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any Shares ourselves.

We have not retained an underwriter to sell these Shares. We will conduct this Offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the Shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Nowigence, Inc. and held in a segregated bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds, and the funds raised will become immediately available to the company.

There has been no public market for our Common Stock and an active market may not develop or be sustained, which could limit your ability to sell your shares of Common Stock.

There currently is no public market for our Common Stock, and our Common Stock will not be traded in the open market prior to this offering. We intend to submit an application with The OTC Markets (“OTCQX”) to list our Common Stock on The OTCQX Markets. In order to list, the OTCQX Markets we must meet minimum requirements. There is no guarantee that we will be able to satisfy the Markets listing requirements. Any delay in the OTCQX application may cause a delay in the initial trading of our Common Stock on OTCQX markets. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of OTCQX trading of our Common Stock.

If our Common shares are quoted for trading on the OTCQX Markets platform or any exchange, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the Offering Price.

There has been no public market for our Common Stock prior to this Offering. The Offering Price for our Common Stock may vary from the market price of our Common Stock following this Offering and you may not be able to resell those shares at or above the Offering Price. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

-the overall performance of the equity markets;

-the development and sustainability of an active trading market for our Common Stock;

-our operating performance and the performance of other similar companies;

-changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our Common Stock;

-press releases or other public announcements by us or others, including our filings with the SEC;

-announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;

-announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;

-announcements of customer additions and customer cancellations or delays in customer purchases;

-announcements regarding litigation involving us;

-recruitment or departure of key personnel;

-changes in our capital structure, such as future issuances of debt or equity securities;

-our entry into new markets;

-regulatory developments in the United States or foreign countries;

-the economy as a whole, market conditions in our industry, and the industries of our customers;

-the expiration of market standoff or contractual lock-up agreements;

-the size of our market float; and

-any other factors discussed in this Offering Circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because the Offering Price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our outstanding Common Stock following this Offering, new investors will experience immediate and substantial dilution.

The Offering Price is substantially higher than the pro forma net tangible book value per share of our Common Stock immediately following this Offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Common Stock in this Offering, based on the Offering Price of $5.00 per share, assuming that we raise our full amount, you will experience immediate dilution to $0.08 per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of December 31, 2018, after giving effect to the issuance of shares of our Common Stock in this Offering. In addition, upon the completion of this Offering, there might be options to purchase shares of our Common Stock outstanding, based on the number of such awards outstanding on. To the extent shares of Common Stock are issued with respect to such awards in the future, there will be further dilution to new investors.

The OTC markets and other securities exchange may delist our Common Stock from trading on its exchange, which could limit shareholders’ ability to trade our Common Stock.

In the event we can list our Common Stock on the OTC Markets or other national securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive from this Offering. We will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending the use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increase our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers, and employees.

Our bylaws require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

There are legal restrictions on the resale of the Shares offered that are penny stocks. These restrictions may adversely affect your ability to resell your Shares.

Our Common Stock may be subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our Common Stock. If our Common Stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

DILUTION

Purchasers of our Shares offered in this Offering will experience an immediate and substantial dilution of the net tangible book value of their Common Stock from the $5.00 offering price. Such dilution results from the Offering Price of the Shares by the Company. At December 31, 2018, we had a consolidated net tangible book value of $0. Net tangible book value is the aggregate amount of the Nowigence tangible assets, less its total liabilities.

After giving effect to the sale of the Shares offered hereby, including the use of proceeds as described under “Use of Proceeds,” the pro forma net tangible book value at December 31, 2018, attributable to common shareholders would have been $5,000,000, or $0.08 per share of our Common Stock. This amount represents an immediate increase in net tangible book value of $0.08 per share to new investors and an immediate dilution in pro forma net tangible book value of $4.92 per share from the Offering Price of $5.00 per share of our Common Stock to new investors. The following table illustrates this per share dilution:

Offering Price per Share	$5.00
Net tangible book value per Share before this Offering (1)	$0.00
Increase in net tangible book value per share attributable to new investors (2)	$0.08
Pro forma net tangible book value per share after this offering	$0.08
Dilution per share to new investors	$4.92

(1)

Net tangible book value per share of our Common Stock before this offering is determined by dividing net tangible book value based as of December 31, 2018 (consisting of tangible assets less tangible liabilities) of the Company by the number of shares of our Common Stock issued.

(2)	Net tangible book value after the offering divided by the number of outstanding shares after the offering minus the net tangible book value per share before the offering.

	$1,2500,000 Raise	$2,500,000 Raise	$5,000,000 Raise
Price of Class A Common Share	$5.00	$5.00	$5.00
Class A Common Shares Issued	250,000	500,000	1,000,000
Capital Raised	$1,250,000	$2,500,000	$5,000,000
Less: Offering Costs	$(100,000)	$(100,000)	$(100,000)
Net Offering Proceeds	$1,150,000	$2,400,000	$4,900,000
Net Tangible Book Value Pre-Offering	$0.00	$0.00	$0.00
Net Tangible Book Value Post-Offering	$1,150,000	$2,400,000	$4,900,000

Class A & B Common Shares Issued and Outstanding Pre-Offering	58,235,000	58,235,000	58,235,000

Class A & B Common Shares Issued and Outstanding Post-Offering,	58,485,000	58,735,000	59,235,000

Net Tangible Book Value per Share Prior to Offering	$0.00	$0.00	$0.00
Net Tangible Book Value per Share After Offering	$0.01	$0.04	$0.08

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	58,235,000	98.29%	0	0.0%	$0.0
New Investors	1,000,000	1.71%	5,000,000	100.0%	$$5.00000
Total	60,790,000	100.0%	5,000,000	100.0%	$$5.00000

Another important way of assessing dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as this Offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The Company has authorized and issued two classes of shares, Common Stock. However, all of the Company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

DIVIDEND POLICY

We have never paid a dividend on our Common Stock. Any future determination to pay dividends on our Common Stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board. We do not currently expect to declare or pay dividends on our Common Stock for the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used for the operation and growth of our business.

PLAN OF DISTRIBUTION

The Company is offering an aggregate of 1,000,000 class A common shares of its Common Stock for sale at the fixed price of $5.00 per share on a “best efforts” basis by our officers and directors.  In connection with the Company’s selling efforts in the offering, our officers, directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act nor will they be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors are currently, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer.

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as an underwriter or selling agent of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. As of the date of this offering circular, no selling agreements had been entered by us with any broker-dealer firms. In the event we engage a broker-dealer, we will file an amendment to this Offering Circular to disclose the name of the underwriter or selling group and the terms of compensation.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this offering circular has been qualified by the SEC. This Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days.

Procedures and Requirements for Subscription

The Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under Securities Act, that such investor is investing an amount that does not exceed the greater of 10% of such investor’s annual income or 10% of such investor’s net worth (excluding principal residence). The Subscription Agreement must be delivered to us and the investor may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement. Subscriptions once received and accepted by the Company, are irrevocable.  The minimum investment is 100 Class A Shares ($500) but we reserve the right to accept a lesser amount. We have the sole discretion to reject any subscription.  Any rejected subscriptions will be promptly returned without interest thereon or deduction therefrom.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell the Shares offered. There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering and we intend to have multiple closings until the termination of the Offering Period. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date).  The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan. The Company will hold all funds it receives in a segregated bank account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors 30 days from the subscription agreement acceptance.

We have no creditors making claims against us currently, except for one foreign supplier. While this one creditor has offered to settle its full claims for $20,000, we believe that we have meritorious defenses and counter claims such that we owe them nothing.  We are prepared to vigorously defend against this claim and assert strong counter claims should this one creditor wish to pursue this matter further on. Subsequent claims may be filed during the Offering Period which could cause you to lose all or part of your entire investment. If potential claims were perfected, the Company may not be able to return your funds or move the proceeds of the Offering into its business account. At this time no one is making any claims against the Company.

Please see the Risk Factor section to read the related risk to you as a purchaser of any Shares.

State Blue Sky Securities Regulations

As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and antifraud provisions, to the extent that the Shares are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non- natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Electronic Distribution

An Offering Circular in electronic format may be made available on our website maintained by us or the selling group members, or a third party if any, participating in the Offering.

Transfer Agent

We have hired a transfer agent. The name is Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598.

No Public Market

Prior to this Offering, there has been no public market for our Common Stock. In determining the Offering Price, we have considered a number of factors including:

-the information set forth in this Offering Circular and otherwise available to us;

-our prospects and the history and prospects for the industry in which we compete;

-an assessment of our management;

-our prospects for future earnings;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

-other factors deemed relevant by us.

We cannot assure investors that an active trading market will develop for shares of our Common stock, or that the shares will trade in the public market at or above the Offering Price.

USE OF PROCEEDS

We estimate that at a per class A share price of $5.00, the net proceeds from the sale of the 1,000,000 class A common shares in this Offering will be approximately $4,900,000, after deducting the estimated Offering expenses of up to $100,000. The net proceeds of this Offering will be used to fund four key areas: (i) hiring additional key members of the management team; (ii) developing (diversified) operation infrastructure; (iii) continuing development of technology and service lineup including hiring additional data scientists and developers; and (iv) expanding sales, marketing, and operation capabilities in new markets. We have entered into an agreement with Global Quantitatives, September 6th, 2018 pursuant to which Global Quantitatives and its officer has provided the Company with business development advisory services since inception and Global Quantitatives received the aggregate amount of 3,780,000 unregistered Common Stock, and in connection with this offering consideration for $65,000. Furthermore, Global Quantitatives as private equity firm has invested $150,000 as part of the friends and family round for the aggregate amount of 1,535,000 unregistered common shares.

Since inception friends and family have infused about $1.2 million funding Nowigence operation.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum Offering amount

	Maximum Offering
	Amount	Percentage
Sales, Marketing & Business Development	$720,000	15%
IT and AI Platform Development & Support	$1,575,000	32%
Customer Support/Ops	$325,000	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$390,000	8%
Working Capital	$1,990,000	34%
Total	$5,000,000	100.00%

_________________
(1) A portion of working capital will be used for HR Benefits, Staffing (including under COGs), Audit and Office Rent and Maintenance.

(2) Because the Offering is being made on a “best-efforts” basis, without a minimum Offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Offering size were to be 25% of the Shares offered (Shares), the net proceeds will be approximately $1,150,000 after deducting estimated Offering expenses of up to $100,000, we expect to use the net proceeds according to the table below.

	25% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$180,000	16%
IT and AI Platform Development & Support	$350,000	26%
Customer Support/Ops	$100,000	10%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$120,000	8%
Working Capital	$500,000	40%
Total	$1,250,000	100%

If the Offering size were to be 50% of the Shares offered (500,000), the net proceeds will be approximately $2,400,000 after deducting estimated Offering expenses of up to $100,000, we expect to use the net proceeds according to the table below.

50% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$360,000	14%
IT and AI Platform Development & Support	$700,000	28%
Customer Support/Ops	$175,000	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$195,000	8%
Working Capital	$1,070,000	43%
Total	$2,500,000	100.00%

If the Offering size were to be 75% of the Shares offered (750,000 Shares), the net proceeds will be approximately $4,650,000 after deducting estimated Offering expenses of up to $100,000, we expect to use the net proceeds according to the table below.

	75% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$515,000	14%
IT and AI Platform Development & Support	$1,200,000	32%
Customer Support/Ops	$260,000	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$300,000	8%
Working Capital	$1,475,000	39%
Total	$3,750,000	100.0%

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Offering Circular.

You should read this Offering Circular and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this Offering Circular is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Offering Circular is accurate as of the date on the front cover of this Offering Circular only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 12 of this Offering Circular. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Offering Circular, and particularly our forward-looking statements, by these cautionary statements.

DESCRIPTION OF BUSINESS

General

Nowigence, Inc. is an early growth and establishment stage company incorporated in the state of New York in August 2011. Our principal executive offices are located at 418 Broadway, Albany, NY 12207, with its wholly-owned subsidiary in India located at Plot No A-14, 7th Floor, Eco Towers, Sector 125, Noida, Gautam Buddha Nagar,201301. Our Albany office telephone number is +1-518-396-5853.  Our website is www.nowigence.com, the contents of which are incorporated by reference into this Offering Circular.

Our Company

Nowigence, Inc. is an early growth and establishment stage company incorporated in the state of New York in August 2011. Our principal executive offices are located at 418 Broadway, Albany, NY 12207. Our telephone number is 1-518-396-5853.  Our website is www.nowigence.com, the contents of which are incorporated by reference into this Offering Circular.

Nowigence Inc. recently acquired its associated company in India called Nowigence India Private Limited located at Noida, U.P.  and made it into its wholly owned subsidiary. The Incorporator vide a resolution decided to acquire the Indian company to make it a wholly owned subsidiary of Nowigence Inc. on December 28th, 2018. The acquisition was complete by January 18th, 2019.

Nowigence, per its Incorporator’s action on December 28th, 2018 decided to acquire Nowigence India Private Limited located at Plot A-14, Eco Towers (7th Floor), Sector 125, Noida 201301, U.P. in India. Nowigence India Private Limited is a revenue-generating company since 2017. The main reason for the acquisition of the Indian company was synergy in operations. We were paying service fees to India to help develop the training dataset for our customers in the US and Europe. Also, the software engineers from India helped to develop the product. To gain better control, efficiency and to improve our service and grow the market in India, we decided to acquire the Indian company and make it a subsidiary. Nowigence India also have customers located in India to which they sell our platform on subscription basis. The acquisition was completed on January 18th 2019.

We are an up and coming SaaS company, home to an advanced artificial intelligence (AI) platform, utilizing natural language processing (NLP) and large-scale machine learning to automatically extract and synthesize intelligence from textual data and audio transcript (unstructured data). To date, our activities have been primarily focused on software development, market research and selling our product on a subscription basis to businesses including megabanks. Using high-performance information extraction, our software targets B2B sales reps and their leaders delivering sales intelligence to help them achieve their sales quotas.

As per Forbes, 57% of sales representatives missed their sales quotas in 2018. A recent study, by marketing research firm CSO Insights, revealed that that the top challenge in sales organizations today is that 90% of sales leaders believe that representatives have missed opportunities because of information overload. Humans simply cannot process excess information, especially if it is not logically structured, takes too long, or is unclear. Capturing, storing, and structuring information profitably, has been historically problematic due to lack of automation. Manual processes are discontinuous, scattered, inaccurate and costly. Solving this problem is Pluaris™, Nowigence’s AI platform that helps users rapidly digest content from a myriad of external and internal sources. It has been designed to meet the privacy and the exact needs of every user. It is offered as a single-user annual license or as an enterprise-level solution renewed every year.

Our comprehensive and intuitive solution stores and organizes business-relevant data forever allows benchmarking and prepares users to objectively anticipate future scenario while answering relevant questions and delivering requisite content helping each user to anticipate future risks and opportunities.

Mission

Our mission is for our artificial intelligence software platform to rapidly read textual content in its right context and provide business professional with the toolkit to anticipate their future through data, seeking ways to predict scenarios, keeping them plan-ready, united and confident to meet their business goals.

Products and Services

Nowigence worked during its product development phase with multi-disciplinary teams in global corporations and conglomerates across sectors and in different continents. Detailed thinking and continuous feedback for nearly two years from users in an effort to meet their critical needs have helped in shaping the products and services.

Our flagship product is PluarisTM – an AI platform tailored to not only meet the informational needs of each individual user but also assist them in achieving their business goals and objectives. The purpose is to keep all users relevant, up to date, forward-looking and plan-ready to meet the future risks and opportunities.

The product architecture had three different design components: 1) data types and intake, 2) data processing and analytics and 3) user interface and the presentation layer. Nowigence delivers unique and differentiated features in all three areas.

-Data Types and Intake:

oOur AI platform is capable of analyzing unstructured articles as well as identifying grammatical and syntactic structures within each sentence. Nowigence takes the responsibility of going through tens of thousands of press and media reports from a myriad of free and premium sources to provide relevant content tailored to meet the requirements of each user. The high degree of automation also allows users to upload their own internal documents, audio transcripts and meeting notes. Nowigence also actively learns from user feedback and actions. This introduces a new input stream and makes our product scalable from a single user license to hundreds of users across different function in an enterprise.

-Data processing and analytics:

oThe extracted content from qualitative (textual) data is combined with subscribed and already prevalent quantitative datasets. Examples include company financials, econometrics, market statistics, trade, and industry statistics, demographics and others to provide comprehensive data input streams for advanced and complete analytics. Quantitative data sets provide measurable and historical data but a forward-looking view. Extracted content from qualitative data contains forward-looking signals but without automation is scattered and difficult to analyze at scale. Many corporations and business professionals seek future insights but without the proper combination and storage of qualitative and quantitative data, results are inaccurate, subjective, sporadic and lack quality and process.

-User Interface and Presentation:

oOf the many outputs generated, the products described below are our key products:

▪ArtemisTM is a rapid reader with advanced capability to:

-To analyze unstructured articles as well as identifying grammatical and syntactic structures within each sentence.

-Record meetings (internal and external audio recording); extract content as relevant to update the institutional memory.

-Auto summarize every document to be a part of the institutional memory

-Present extracted entities/content in meaningful ways. Provide an API key (if needed) for processing large volumes of internal documents.

-Identify differences in features, tactics and strategies – companies, topics, and many others.

▪SolomonTM is a detailed Question and Answer tool capable of delivering answers to specific business questions in seconds. The objective is to be our client’s internal, detailed and comprehensive AI-powered search engine to meet their business needs. It is useful in meetings to get quick answers. Our product collects massive volumes of intelligence, either uploaded by users and collected for users based on their needs from publicly available sources daily. Powerful web browsers cannot help in finding answers to questions for intelligence that were uploaded from users that is privy to organizations. In addition, web browsers provide many links as suggested reading requiring users to rummage through to find answers. SolomonTM is a business focused Question and Answer tool designed for business professionals to get specific answers to specific questions; providing them the benefit of saving time to get to answers not only from external search engines but also from relevant internal data sources.

▪PluarisTM is a comprehensive sales engagement platform that includes ArtemisTM and SolomonTM as well as many other analytical features. Pluaris begins by learning about each users’ preferences to provide timely sales signals about their customers and prospects. These sales signals aid in lead prioritization and qualification. Over time, these signals aggregate and develop an institutional memory for the users. Users can augment this memory by uploading their own intelligence, publicly or privately, which further improves content management. As the memory builds, PluarisTM will seek patterns in the data to provide users with predictive insights. The insights are forward-looking to enhance forecasting accuracy and can include future expansions, product launches, labor increases and more. Because PluarisTM is a tailored platform, it also generates relevant touch points for sales reps to customize their communication strategy and engage with confidence. In addition, it provides features of delivering in near real-time outputs like dossiers (on many topics), scenarios, alerts, and others.

First-Generation products are launched. Our product platforms are gaining acceptance by customers. Our proprietary software is built to learn from data as a means of providing what users want and then providing more of it. Our meaningful and supervised use of artificial intelligence and machine learning will capture information from users as they use our proprietary software.

Nowigence’s advanced artificial intelligence platform identifies early indicators of impending issues, so teams can take action before their business is negatively impacted, and predict the future.

Sharing and Input Grows into Value

The effective use of artificial intelligence software today is a parallel development. Many inputs, from many users, create the actual effectiveness and accuracy of the software. All future users of the software benefit from these inputs because the software algorithms are set up to deliver those results. The other action and the reason the word “parallel” is used is that there is another track. Actual software development of the platform is also happening simultaneously. A good example of artificial intelligence can be found on Facebook. Facebook creates a feed (a stream of live data and information) of relevant “stories” based, almost entirely, on user sharing and feedback, rather than a static data stream provided by Facebook or another “outside source of data.”

Why Machine Learning is Used in Our Software Offering

Machine learning problems occur when a task is defined by a series of cases or examples rather than by predefined rules. Software that utilizes machine learning can perform various tasks by observing patterns from data, instead of being explicitly programmed in advance with hand-written rules. Machine learning has been used in many areas, that include voice and handwriting recognition, and autonomous driving of vehicles. Google and Facebook ask users for “likes” or “dislikes” directly and indirectly as their users utilize their software. This process “teaches” the machine learning software at Google, Amazon, and Facebook to learn more about what users want and then provide more of it - automatically. Nowigence’s platform works the same way. Each interaction our users have with our software makes our software more effective at solving problems related to the future. As our user base grows, so does our software’s effectiveness at solving issues.

Artificial Intelligence and Machine Learning are Now at the Forefront of the Software Industry

Three factors have contributed to making it possible:

1.Cheap parallel computation: The invention of the graphics processing unit (GPU) has made true neural networks—defined as many processes working simultaneously—a reality.

2.Big Data: The availability of so much information allows algorithms to be “taught.”

3.Better Algorithms: Deep learning algorithms allow a neural net* to evaluate data in progressive layers or stacks, which allows millions of calculations in a short period of time. (*A neural net is a type of artificial intelligence that attempts to imitate the way a human brain works. Rather than using a digital model, in which all computations manipulate zeros and ones, a neural network works by creating connections between processing elements, the computer equivalent of neurons.)

Industry Trends in Software Development

Understanding the monitoring industry starts with understanding DevOps (development and operations).  A recent article at dqindia.com titled “Decoding DevOps” explained the following: DevOps - chances are you might have heard this term numerous times. Even market trend watchers consistently post this as the biggest trendsetter that will alter software development methodologies and will have an overall disruptive impact on enterprise IT. DevOps is clearly a disruption that will get entrenched as IT services companies and software developers increasingly use this as the key differentiator to be relevant to business demands and to add value to client-side IT organizations. DevOps is all about agility and continues delivery that gives a high degree of modularity to software development.

Pradeep Shilige, Executive Vice President, Digital Systems and Technology, Cognizant says, “DevOps may not be the panacea for all problems, and it is certainly an important capability in addressing them effectively. By driving automation across the software delivery lifecycle, DevOps alleviates hand-offs and delivers the ability to quickly respond to feedback on demand. Further, by fostering a collaborative culture and necessitating skills enhancement across IT and operations staff, DevOps also helps build a more robust organization.” Experts also say that the software development world is rapidly moving towards the development of next-generation products and services that are mass-personalized and deployed at a massive scale. These systems are also typically always on, continuously adapted to changes and connect the physical and digital worlds. At the same time, these systems need to be delivered with shorter development cycles and higher programmer productivity while maintaining the quality of the Offering. The escalation of DevOps as a software development hygiene practice is all set to alter the way IT is being developed and delivered.

Industry Predictions

Due to recent technological advancements, artificial intelligence and machine learning is a leading growth area in the software industry. Notable research supporting this claim, made herein by Nowigence’s executive team follows.

Below are quotations from reputable industry sources on the future of AI and Machine Learning.  We have copied these quotations directly from the sources’ website as cited below without notice to, or permission of, such sources.  None of the quotations should be considered as an endorsement of our Company and its offerings.

Breyer Capital

Jim Breyer, CEO of Breyer Capital, Board member of 21st Century Fox and Blackstone, and an early investor in Face Book, Etsy and Marvel Entertainment believes that technology, especially AI built around cloud services offering great customer and enterprise experience will see rapid growth. He believes that in the next decade, 18 out of 20 companies in market value will be technology companies.

https://www.cnbc.com/video/2019/01/23/u-s-five-year-lead-semiconductors-breyer-capital-ceo.html

CA Technologies

Interestingly, the key trends surrounding DevOps this year are not specifically about development or operations, but will instead be on testing, security, and metrics.

“As organizations race to deliver innovations to market, they will find that ensuring the quality, security and performance of their applications are just as important as speed. DevOps plays a pivotal role in making sure these happen as businesses put software at the core of their DNA to survive and thrive in today’s application economy,” said Richard Gerdis, Vice President, DevOps, Asia Pacific & Japan, CA Technologies.

Here are the three hottest DevOps trends as predicted by CA Technologies:

1.Continuous testing to become a topic of interest.

■Rapidly promoting new code into production fuels, the need for speed, but this can also be a fast track to digital failure. An accelerated pace of development puts pressure on the testing function, relegating it to a single phase within the software development lifecycle (SDLC). This is insufficient as customer expectations of digital experiences tend to escalate over time, rendering existing code not good enough.

■One way of producing robust and high-quality code is to test it rigorously, and more importantly, to test it throughout the DevOps lifecycle. Testing can no longer be the job of quality assurance (QA) engineers alone. Developers need to be able to test code and make the test results also available to operations.

2.Development, security, and operations will unify to become DevSecOps.

■Security is likely to continue being an important topic this year, given the growing intensity and sophistication of cyber threats. In addition to speed and quality, the good code needs to protect users against cyber-malice, and organizations from negative publicity and reputational damage.

■For the code to be safe, it must be deployed within a solid security architecture. Security validation should be viewed as a special case of testing, as the requirements of security-related code testing are unique and dynamic, as well as involve experts and constituencies not usually included in the DevOps process.

3.Increasing focus on DevOps metrics

■Until recently, very few organizations have paid attention to DevOps metrics. After all, it can be tough to get basic DevOps processes, tools, and culture in place. However, it is difficult to improve what cannot be measured, which is why the adoption and standardization of DevOps success metrics are likely to gain ground this year.

■Metrics, both collective and individual, can improve digital practices in many ways. Collective metrics can discover bottlenecks in processes and optimize resource allocation. Individual metrics can pinpoint coaching needs and replicate good performance. With this variety of benefits, it is highly plausible that the industry will concur on a common set of metrics this year.

Source: Ravichandran, Aruna. “3 DevOps Predictions for 2017 - Highlight.” Highlight: The World of Enterprise IT Is Changing, Fast. Keep up., 21 Nov. 2017, www.ca.com/en/blog-highlight/3-devops-predictions-2017.html.

Gartner

Trend No. 1: AI & Advanced Machine Learning

“AI and machine learning (ML), which include technologies such as deep learning, neural networks, and natural language processing, can also encompass more advanced systems that understand, learn, predict, adapt and potentially operate autonomously. Systems can learn and change future behavior, leading to the creation of more intelligent devices and programs.  The combination of extensive parallel processing power, advanced algorithms, and massive data sets to feed the algorithms has unleashed this new era.”

Source: Panetta, Kasey. “Gartner's Top 10 Strategic Technology Trends for 2017.” Smarter With Gartner, 13 Oct. 2017, www.gartner.com/smarterwithgartner/gartners-top-10-technology-trends-2017/.

Accenture

“Despite the skepticism of AI as just another technology buzzword, its momentum is very real. 85% of executives we surveyed report they will invest extensively in AI-related technologies over the next three years.”

“This means thinking of AI as more than just a technological tool and giving it the priority and investment that matches the role it’s about to take over within organizations – the face of the brand.”

Source: “Build the Future.” Accenture Career Opportunities, www.accenture.com/t20171005T065813Z__w__/us-en/_acnmedia/Accenture/next-gen-.

VentureBeat

“Enterprises should take advantage by aligning their cloud and technology stacks with providers who are leaders in AI. The gap between the AI haves and have-nots will continue to widen, so picking the right technology providers is critical. For example, a non-AI powered CRM system might allow your sales team to find prospective customers based on the last time they were contacted, helping sales reps search for potentially fruitful leads. But an AI-powered CRM system, in contrast, could proactively feed leads to sales reps in real time using algorithms designed to maximize the likelihood of a sale, based on breaking information about the customer, their company, and the sales rep herself. Choosing the right CRM vendor, in this case, could have a direct and significant impact on revenue.”

Source: Bennett, Jake. “How a New Wave of Machine Learning Will Impact Today's Enterprise.” VentureBeat, VentureBeat, 15 July 2017, venturebeat.com/2017/07/15/how-a-new-wave-of-machine-learning-will-impact-todays-enterprise/.

APMdigest

“Big data continues to be the fastest-growing segment of the information management software market. New findings released by Ovum estimate that the big data market will grow from $1.7bn in 2016 to $9.4bn by 2020, comprising 10% of the overall market for information management tooling.” “... Machine learning is placing stress on enterprises to make data science a team sport; a big area for growth in 2017 will be solutions that spur collaboration”

Source: “Big Data Trends to Watch in 2017.” APMdigest - Application Performance Management, 6 Jan. 2017, www.apmdigest.com/big-data-trends-to-watch-in-2017.

NASDAQ Globe Newswire

“According to the report, the global predictive analytics market was valued at approximately USD 3.49 billion in 2016 and is expected to reach approximately USD 10.95 billion by 2022, growing at a CAGR of around 21% between 2016 and 2022.”

Source: “Global Predictive Analytics Market Expected to Reach USD 10.95 Billion by 2022: Zion Market Research.” GlobeNewswire News Room, "GlobeNewswire", 12 Jan. 2017, globenewswire.com/news-release/2017/01/12/905404/0/en/Global-Predictive-Analytics-Market-expected-to-reach-USD-10-95-Billion-by-2022-Zion-Market-Research.html.

Information Age

“Gartner predicts by 2020, predictive and prescriptive analytics will attract 40% of enterprises’ net new investment in business intelligence and analytics.”

Source: “Predictive Analytics: the Next Frontier in Business Intelligence.” Information Age, 8 May 2017, www.information-age.com/predictive-analytics-frontier-business-intelligence-123466113/.

Forbes

“A Narrative Science survey found last year that 38% of enterprises are already using AI, growing to 62% by 2018. Forrester Research predicted a greater than 300% increase in investment in artificial intelligence in 2017 compared with 2016. IDC estimated that the AI market will grow from $8 billion in 2016 to more than $47 billion in 2020.”

**Look at “Machine learning platform” (blue line) on the following chart.

FORRESTER RESEARCH

TechRadar™: Artificial Intelligence Technologies, Q1 '17

TechRadar™: Artificial Intelligence Technologies, Q1 2017

Trajectory:
Significant success
Moderate success
Minimal success
Time to reach next phase:
<1 year
1 to 3 years
3 to 5 years
5 to 10 years
>10 years
High
Medium
Low
Negative
Business value-add, adjusted for uncertainty
Decision management
AI-optimized hardware
Machine learning platforms
Virtual agents
Swarm intelligence
Text analytics and NLP
Speech recognition
Robotic process automation
Image and video analysis
Natural language generation
Biometrics
Semantic technology
Deep learning platforms
Creation
Survival
Growth
Equilibrium
Decline
Ecosystem phase

129161

Source: Forrester Research, Inc. Unauthorized reproduction, citation, or distribution prohibited.

Source: Press, Gil. “Top 10 Hot Artificial Intelligence (AI) Technologies.” Forbes, Forbes Magazine, 29 Mar. 2017, www.forbes.com/sites/gilpress/2017/01/23/top-10-hot-artificial-intelligence-ai-technologies/#108c03519287.

Forbes

“According to Salesforce’s 2016 Connected Customer report, by 2020, 57% of business buyers will depend on companies to anticipate their needs”

Source: Marr, Bernard. “Why AI, Machine Learning And Big Data Really Matter To B2B Companies.” Forbes, Forbes Magazine, 3 Nov. 2017, www.forbes.com/sites/bernardmarr/2017/11/03/why-ai-machine-learning-and-big-data-really-matter-to-b2b-companies/#20fa8c361f2a.

Global Industry Analysts

“The global market for Predictive Analytics is projected to reach US$3.6 billion by 2020, driven by the growing need to replace uncertainty in business forecasting with probability and the increasing popularity of prediction as a key towards improved decision making.”

The Global Predictive Analytics Market

Trends, Drivers & Projections

October 2015

Where is Predictive Analytics Going?

2020
Market projected to reach US$3.6 billion by 2020
USA
The Largest Market

Growth Projections in Key Application Areas

Marketing & Sales CAGR to top 11.1% through 2020)
Financial & Risk Management
Distribution & CRM

Top Three High Growth Markets

Canada
Latin America
Asia-Pacific (CAGR to top 12.6% through 2020)

Projected 42% Spurt in Business Intelligence Spending Sets the Tone for Growth

Global Market for Business Intelligence (BI) (In US$ Billion)

16.3
2015
19.1
2017
23.3
2019

Market Trends

Need to Turn Big Data into Smart Data
Demand for Tools to Replace Uncertainty with Probability
Need for "Pervasive Intelligence" in the IoT Ecosystem
Popularity of Predictive Analytics in the Cloud
Evolution from Business Intelligence to Predictive Intelligence

Key Players

IBM
Dell Inc.
Oracle
SAP SE
Microsoft
TIBCO Software Inc.
Teradata Corporation

Global Industry Analysts, Inc. 6150 Hellyer Ave., San Jose, CA 95138, USA, Phone:408-528-9966. All Rights Reserved

Source:  Predictive Analytics Market Trends, www.strategyr.com/MarketResearch/Predictive_Analytics_Market_Trends.asp.

SBWire

“The global IoT analytics market is witnessing growth owing to the factors such as the growing requirement of advanced analytics and automation tools for businesses”

Source: Transparency Market Research. “Impact of Key Factors on the Growth of Global Internet of Things (IoT) Analytics Market From 2017 to 2025.” SBWire, SBWire, 22 Nov. 2017, www.sbwire.com/press-releases/impact-of-key-factors-on-the-growth-of-global-internet-of-things-iot-analytics-market-during-2017-to-2025-895695.htm.

Customer Analysis

Our target customers consist of growing firms with more than $50 million in annual revenues

•Companies currently using related monitoring products

•Firms developing an in-house application or consumer-facing apps

•Firms with activities in many different verticals

•IT teams using Container, Docker, Kubernetes

•Companies conducting app-based e-Commerce

•Any application with many pieces

This would include virtually every software company in the San Francisco/Silicon Valley area.

Targets will consist primarily of technology companies that maintain one or more high scale web applications. High-scale web applications create the customer's need, as it is readily apparent to users and customers if applications are down or underperforming. This makes proactive monitoring essential.

Operations groups that deal with high-scale web applications are generally well organized, using tools such as Ganglia, AWS, PagerDuty, and New Relic to manage their software infrastructure. Nowigence may work with these providers to integrate our product.

This is particularly attractive to Nowigence because:

•The target market includes largely homogenous users

•Public SaaS is outward facing, and the company is focused on rapid innovation

•These users are very likely to provide feedback, which will give us an additional advantage in the market due to the uplift in IP value from the curation process

These organizations still face the ongoing challenge to provide top-quality, uninterrupted service. We are targeting the premium end of the market, which includes those industry-leading companies that:

•Are performing well financially

•Continually seek best practices

•Are receptive to new ideas

•Are utilizing (or considering) monitoring but still have weaknesses

•Have a significant number of hosts that are overwhelming their operations teams

Follow-on Market

We have designed our solution to plug into various platforms initially (meaning that the Nowigence platform has a software integration with the other platforms via a method also known as an application programming interface (API) connection between the two). Nowigence’s team plans to have additional integrations with other firms as well. Our customers can include literally any organization with any public facing application.

Verticals that will be targeted in the future include advertising and large-scale SaaS providers. Potential target customers include Scopely, OpenX, Gaikai, BlueCava, and Rubicon.

Markets

The ability to read is one of the three R’s – a basic skill taught in school. The platform’s core competency is rapid and automated critical reading and analytical skills. The platform has been developed as sector agnostic. Currently, Nowigence focuses on businesses with revenues greater than $50 million in annual revenues. Our platform can understand the critical to business attributes and topics and across different sectors. This capability has been developed through extensive research performed over hundreds of millions of documents in the last few years.

Business has, to some extent, a common language across all sectors. However, every sector has its own jargon. Due to the high level of automation, the platform learns quickly and can adapt to different sectors and their specific needs. It’s tailored to meet the individual needs of each user within any company. Every user has full control to upload internal or external documents, audio files (recordings of internal or external meetings), minutes, transcripts, notes, and other communication instruments as relevant for his/her job requirements. Nowigence scours the entire external press and media sources, subscribes to myriads of sources including financials, econometrics, trade statistics, and others to extract relevant data and connect them together in meaningful ways for each user. As proof, Nowigence chose diverse sectors – B2B Commercial Banking, Manufacturing Businesses, and Service businesses (Hospitality and a global IT service provider to Global Fortune 500 companies across industry verticals and horizontals).

In future, Nowigence will develop and sell products for hedge funds, investment banks, personal wealth management firms, Department of Transportation, long-term securities valuation, business auditing, and advisory firms to provide predictive and forward-looking data products. The overall market opportunity across various sectors is upwards of $20B and growing. In addition, the data monitoring industry is $12B. Nowigence will look to explore alliances as intermediaries to help promote its sales wherever it sees that there are no conflicts in the “go-to-market” strategy.

Management Team

Nowigence’s experienced team is led by Mr. Anoop Bhatia who is the Chairman, CEO and Acting CFO. Nowigence’s team includes Dr. Carson Tao, as a Director and Chief Technology Officer, and Mr. Andrew Nicoll as Director of Product Management and Operations. Mr. Nicoll serves as a Director as well.  This team is working together to establish Nowigence’s vision as a leading artificial intelligence software solution.

Competitive Analysis

We track competitors with two different perspectives – technology and application-focused.

Technology competitors: We have major companies as competitors who work in the same technology space seeking expertise in the field of machine learning and natural language processing (NLP).

Our product ArtemisTM is a result of the use of novel algorithms in the field of machine learning and NLP. After years of extensive research and building the training dataset, our machine is now capable of reading rapidly and extracting all critical-to-business topics and insights. Technology-wise our prominent competitors are:

-Google Cloud Natural Language API

-Amazon Comprehend

-IBM Watson

-Meltwater Fairhair.ai

All the above competitive products are available as an API key. Customers are required to place their own technical resources to develop end-products. This is costly, risky and time-consuming.  Or a customer can subscribe to ArtemisTM.

Nowigence’s ArtemisTM has been developed with extensive research of millions of business news reports. We believe that the relevancy and the extent of content extraction with Nowigence is comprehensive. We have worked with data scientists from the Massachusetts Institute of Technology (MIT) and George Mason University to develop novel algorithms that enhance AI-infused critical reading capabilities. Please see Page 33 under the section of “User Interface and Presentation” in Products and Services to learn more about ArtemisTM capabilities.

Nowigence’s SolomonTM competes in a different technology space with Google’s core competency as an advanced search engine. SolomonTM answers questions posed by humans in natural language. It has advanced search capabilities developed through machine learning and NLP that identifies and detects semantic relations to provide the best answer to the questions asked by users. Google can provide generic answers to questions and requires the seeker to rummage through a lot of content to get to the answer. Google targets consumers or general people and earns revenues from advertising. Nowigence is specific and builds a focused knowledge base for business professional catering to their needs. SolomonTM, unlike Google, looks for answers from data internally from within the client’s firewall as well as the myriad of online publications to deliver specific answers in meaningful ways.

Application competitors: Nowigence flagship product PluarisTM is a comprehensive, all-inclusive AI Platform. Its versatility makes it a competitor to many different companies who can only deliver a part-solution. Nowigence competes with different companies depending upon the product’s application segment.

Sales Intelligence (SI) or Customer Relationship Management (CRM) tools emerged in the late 1990s or early 2000s. Salesforce, a company known for its CRM application was incorporated in 1999. It was born cloud-based from its starting days, the first company to do so. It is seeing significant growth even in recent time of more than 25%. According to Gartner, SI and CRM area is one of the fastest growing segment with expected growth rate of 26% or more.

The evolution of sales intelligence tools started seeing growth at the turn of the century. The emergence of social media with LinkedIn starting in 2002 and Facebook in 2004 changed the way in which businesses prospected for new clients. Manual and cold-calling techniques were replaced with digital prospecting and marketing automation tools that targeted many individuals using their profiles either in Facebook (for consumer goods) or in LinkedIn (for B2B marketing).

Many new companies were born immediately thereafter from 2005 onwards. Two new fields emerged. Companies that focused on lead generation and prospecting like InsideView (started in 2005), Discover Org (in 2006), and LinkedIn Navigator (in 2008); and those that helped in providing marketing automation like Hubspot (in 2005) and Marketo (in 2006). Many other smaller companies were also born delivering products and services.

Prior to 2010, the commercial implementation of natural language processing was limited. Most applications were still in the research labs. Machine learning algorithms also were more research focused and were not as easily accessible in open source libraries. The use of artificial intelligence platform to help sales reps in improving their performance saw its beginning. Salesforce launched its platform called Einstein in 2017. Another company SalesLoft received $50 million in a Series C funding round in 2018 to offer a revamped sales intelligence platform.

Nowigence had been working since late 2016 in developing a comprehensive and fully-automated suite in the field of sales intelligence targeting sales reps. We have an advanced artificial intelligence (AI) platform, utilizing natural language processing (NLP) and large-scale machine learning to automatically extract and synthesize intelligence from textual data and audio transcripts. Our differentiation is the automation and the capability to blend the new found data stream extracted from the text and audio transcripts with quantitative and already available datasets like financials or econometrics. Our comprehensive AI platform is set-up in minutes and is controlled by each user to meet the exact needs of every user for sales intelligence whether from internal or external data sources. Sales reps then gain an unparalleled capability to benchmark, identify future risks and opportunities, conduct scenario analysis and are always prepared to meet future challenges.

Our platform can be integrated with many existing tools to provide the client with the capability to customize and select the features.

Marketing & Partnering Plan.

We plan to serve a growing group of companies that face challenges maintaining their revenue effectively and do not have a continuous and an objective process to foresee scenarios to help different teams to be prepared to face future risks and opportunities.

We are in an incredibly large market.  The data monitoring market alone approaches $12 billion, and virtually every player in that space is a potential partner.

Pilot Customers are Key

Many users from functions like marketing, procurement and inside sales are currently using our product during the product development phase.  Nowigence’s platform actively learns from user experiences, and directly from user feedback sent by them via the platform or by personal interviews. We recognize the importance of our initial customers who are providing this data, which in turn allows us to obtain feedback.  The more data we gather, the more useful the products become. This creates a barrier to would-be competitors.

Additionally, leveraging intelligence is based on the brain’s ability to synthesize various types of information and past experiences. Nowigence uses Artificial Intelligence to do this automatically. Nowigence combines qualitative and quantitative data, both past and present, to make predictions about future or otherwise unknown events. Our pilot customers recognize the combined value of data-points from qualitative and quantitative data. Also, with the institutional memory that is built with fresh inputs every day, the quality of prediction and future scenario analysis is expected to be more accurate than existing tools in the industry. All these are factors that serve as barriers for competition to easily catch-up with us.

Our alliance development team will strive to build partnerships with firms who have both a need for our software platform as well as an extensive customer base.

Operations Plan

Our operations plan requires that we:

•Build an outstanding team

•Further design a user interface that is exceptionally visually appealing

•Execute quickly

•Gather a large informational database (database of user feedback) to create a barrier against the competition

•Provide excellent support and response to test participants and customers

•Develop an attractive pricing strategy

By gathering data from these and similar companies, we will gain a marketplace advantage. The following will serve to protect our position:

•Our offerings are 100% SaaS (Software as a Service)

•We will benefit from how the “network effect” inhibits competitors. Stated differently, as our user base grows, so does our software’s knowledge base making it increasingly valuable to the next user, more accurate, and more able to help tech teams solve problems faster. Over time, the network of user grows so large that, and the Nowigence platform becomes so accurate that, potential competitors realize that the time and user feedback they might seek to truly, and effectively compete cannot be surmounted. As a result, we believe that potential competitors will concede, and our Company will advance further in the marketplace.

Revenue Plans

Our revenue plans are based on new customer growth and up-selling within our existing customers to users from other departments.

As on December 31, 2017 we had less than 2 users from one early adopter as client in the US. We were also working in India through a company called Nowigence India Private Limited who had one early adopter too with 3 users. We were successful in increasing the number of users and the number of clients in both the US and India during 2018. As on December 31, 2018, we had two clients in the US with over 190 users. As on December 31, 2018, Nowigence India Private Limited serviced three clients in India with about 220 users.

Also, since we are automating an essential skill of reading and comprehension to develop useful products, the growth potential is huge and across all sectors of the industry. Our platform recognizes that market and data needs vary with every individual. The platform has been designed to tailor to the exact needs of every individual. The fact is that the individual controls the outputs that they receive per their needs. Hence, even though, we may start with only a few users, but we have the potential to grow into an enterprise solution. This further substantiates the reason for anticipating exponential growth.

We expect to double or even triple our revenues every year for the next 5 years.  Our revenues are built up by recurring customers who start with a few users but add more users from across different functions, and new customers that are added every month. The upselling or “land and expand” proportion is about 60% in the revenue planning. Typically, customer erosion rate has been low. It isn’t easy to switch to any other supplier. It isn’t possible to replicate the data built over time by Nowigence and transfer it to another product provided by an alternative supplier. New customer acquisition accounts for nearly 30% of the revenue. The balance is from new products since we will introduce them in the market from the year 2020 onwards. Also, the opportunity is huge, every business professional suffers from the problem of having more information than what they can process and use. Nowigence solutions solve a real problem existing in the world.

We have automated the process of textual (or unstructured) data reading, comprehension, and its organization allowing the new-found data stream to blend with structured or quantitative data providing speed and transparency of the use of data in problem-solving, achieving business goals and supporting innovation to keep our clients competitive. The first solid state electronic calculator that automated mathematical calculations was invented in the 1960s. The industry is still thriving even after 50 years. Human requirement for reading and comprehending textual data is a basic need for business professionals. We expect our product life cycle to last for over 50 years similar to the experience with the electronic calculator.

Research and Development

Since our inception in August 2011, we have been primarily focused on developing our software.  We intend to invest in more research and development activities with the proceeds of this Offering and to market our product and to continuously improve, innovate, and add new features to our software.

We intend to deploy new features, functionality, and technologies through regular software releases or updates in order to minimize disruption and provide for constant improvement.  Once product improvements are identified, we intend to design, develop, test, and launch a solution.

Intellectual Property and Trade Secrets

We do not have any patents, trademarks, copyrights or licenses except for the trademark of our name and logo.  We rely on federal, state, common law, and international rights, as well as contractual restrictions, to protect our intellectual property. We control access to our proprietary technology and algorithms by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition, our technology (source code and infrastructure) is encrypted under a secure socket layer (SSL) with access permitted only to critical team members within Nowigence. Users of our software also have no ability to access the source code of our algorithm because it resides ONLY within the encrypted infrastructures inside our company’s “virtual walls.” Further protection is also since our software is ONLY offered as a subscription, not as a license. The subscription method uses a monthly payment plan via a cloud-based delivery (i.e., our predictive modules execute on the server side). This method prevents ANY user from accessing the source code.

We currently own the domain [www.nowigence.com] and intend to trademark other aspects of our messaging as needed.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we operate. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies in Internet-related industries may own large numbers of patents, copyrights, and trademarks and may frequently request license agreements, threaten litigation, or file suit against us based on allegations of infringement or other violations of intellectual property rights. We are currently subject to, and expect to face in the future, allegations that we have infringed the trademarks, copyrights, patents, and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more claims of infringement.

Government Regulation

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication, and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. They can also require our clients to modify their applications, which may have an influence on the Company. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related companies generally or result in reductions in the demand for Internet-based solutions such as ours.

Employees

As of January 6, 2019, we have 8 full-time employees in our Albany office in NY. Also, we had a total of 9 full-time employees in Nowigence India Private Limited. We also work with business consultants, accountants, auditors and other. None of our employees is covered by collective bargaining agreements and we consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 418 Broadway, Albany, NY 12207.  Our website is [www.nowigence.com] The contents of our website are not incorporated by reference into this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Nowigence, Inc. was formed in the State of New York in August 2011. The Company principal executive office is 418 Broadway, Albany, NY 12207

Nowigence, Inc. is an early growth and establishment stage artificial intelligence software provider. Using advanced algorithms and machine learning, the company’s B2B software maximizes revenue generation and revenue stability for businesses that rely on the internet as their sole means of revenue generation. The Company provides software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. The software is built to learn from data as a means of providing what users want and then providing more of it.

Since inception, the Company has successfully developed and sold the product to marquee customers and is ready to scale as soon as we receive proper financing. Accordingly, the Company is in the early growth and establishment stage, looking to invest in sales, marketing, e-commerce, and customer success teams to aggressively grow the market. The Company has generated revenues from operations and has demonstrated its capability to utilize capital effectively. Most of its competitors have invested in tens of millions of dollars whereas Nowigence has won customers confidence with less than $2 million invested till date.

Operating Results

In December 2018, the Incorporator, who has the consent to action without meeting, approved the acquisition of Nowigence India Private Limited making it a wholly owned subsidiary of the US Incorporated company.

As of December 31, 2018, the annual revenue of Nowigence Inc. was $49,950 as compared to the revenues earned in December 31 of 2017 $19,250. The net loss for the year 2018 was $319,361 and made an investment in software development of $246,782 as compared to the net loss for the year 2017 of $ 213,439 and investment in software development of $459,378 in 2017.

Nowigence India Private Limited at Noida in India operated as an independent company in 2018. It was commercial and earned income during the financial year of 2018. However, the financial results of the Indian subsidiary will be consolidated for the year-ending on December 31, 2019.

The operating plan for 2019 is earning a combined annual revenue of $1,189,000 and its net loss is expected to be ($1,145,000). Investments in software development (fixed asset base) are planned $2,184,000 in 2019. Together, a minimum cash outlay of $3,330,000 is expected. Hence, the company is seeking funding for $5,000,000.

 Liquidity and Capital Resources

Since the Company’s inception, the Company issued shares to friends and family to fund its operations.  Between August 1, 2011, and December 31, 2017, a total of $772,880 was raised as capital. The company was able to raise an additional $429,471 during 2018. The capital stock register has an aggregate principal amount of $1.2 million as on December 31, 2018.

As of December 31, 2018, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern.

In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $5,000,000 gross proceeds in this Offering. If we are successful at raising the maximum amount of this Offering, we believe that such funds will be enough to fund our initial operation for the next 36 months.

Upon the qualification of the Offering Statement of which this Offering Circular is a part, the Company plans to pursue its business plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of its plan will be adversely affected, and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company.

We are highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available because we are an early growth and establishment stage company with small operations to date, we would likely have to pay additional costs associated with high-risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds via a private placement of its equity, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of December 31, 2018, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next 12 months, the Company intends to work on several initiatives, mostly related to marketing, sales, technical development, further advancement of our artificial intelligence platform and hiring of key employees. We have made some assumptions in order to project the cash flow plan for 2019. (Please see the chart of milestones and quarterly spending below).

Some of the assumptions that have been considered while making the projections for the year 2019 are:

- The plan for the year 2019 was made in November 2018 and has not been revised even though there have been        delays beyond the control of its management. The US Government shutdown has delayed SEC filing and hence the capital infusion into the company. Audit the accounting books also took longer as the auditors were looking into the changes in the taxation laws. However, as is typical in good business practices, Nowigence is not changing the operating plan for the year 2019. As on April 30, 2019 it is hiring more people in sales, marketing and data science team to speed-up execution. The management will strive hard to find ways to meet the plan.

- The total number of clients at the  end of 2019 are over 25.

- The increase in the number of new users across all clients including the new clients acquired for the year 2019 will increase the revenue earned per client.

- The product platform is fully automated and highly scalable. It has the capacity to automatically generate semantic interpretation from both structured and unstructured texts.

- In addition to a SaaS platform, we provide output via an API key or can integrate to other complementary platforms like CRMs, team collaboration platforms like Slack and others. This will further help in increasing sales.

- We have hired a PR/Digital marketing firm and are about to promote ourselves in the market starting May 2019 as part of our go-to-market strategy.

- We are working with prominent advisors in the technology sector (Gartner) who specialize in Natural Language

Processing and Machine Learning who have seen the functioning and the features of our platform. Preliminary assessment is positive.

We expect to double or even triple our revenues every year for the next 5 years.  Our revenues are built up by recurring customers who start with a few users but add more users from across different functions, and new customers that are added every month. The upselling or “land and expand” proportion is about 60% in the revenue planning. Typically, customer erosion rate has been low. It isn’t easy to switch to any other supplier. It isn’t possible to replicate the data built over time by Nowigence and transfer it to another product provided by an alternative supplier. New customer acquisition accounts for nearly 30% of the revenue. The balance is from new products since we will introduce them in the market from the year 2020 onwards. Also, the opportunity is huge, Every business professional suffers from the problem of having more information than what they can process and use. Nowigence solutions solve a real problem existing in the world.

Q1: The target is to successfully complete the product development phase and launch the first-generation products in the market. The plan is built with the assumption that we will be able to raise $300,000 in pre-IPO funding in order to hire sales, marketing, and technology personnel. We will finish creating our marketing assets to launch our products in the market in 2Q 2019

In order to prepare ourselves for sales growth in 2Q and beyond, we plan to hire in sales, marketing and the data scientists’ team. We currently do not have a sales team.

Q2: The milestones during our second quarter of operations are to focus on up-selling within existing clients and to acquire new customers and identify sales channels. We want to execute on our go-to-market strategy and develop the sales infrastructure.

We expect about 3 months period for training new hires. Hence, we will be hiring ahead of the demand. With a proven track record of increasing the number of active users with existing clients, we expect to scale aggressively starting from the 1st Quarter itself. Our hiring plan is to increase our staffing by another 12 personnel. We have a marquee customer in Germany. We are looking to hire our first sales leader in Europe during 2Q.

Q3: The milestones during the third quarter is to stabilize and establish business performance metrics. Our focus during this quarter will be to achieve the targeted recurring subscription revenue. This metrics is key for us since it will establish the carry-forward sales revenue into 2020.

We will continue to develop the product platform optimizing them to deliver forward=looking and predictive risks and opportunities. We will also be finalizing our plan to enter the next sector that provides accelerated growth.

The hiring plan includes increasing the sales and marketing team by 1 personnel only but hiring 5 other teams members in technology and operations in total.

Q4: The milestones during our fourth quarter of operations will be to achieve our recurring subscription revenue, expand to adjacent markets, develop new customers, continue upgrading the product with new features and hire six additional employees in different functions.

Also, we are looking to grow aggressively in 2020. Achieving milestones in 2019 and stabilizing sales and marketing is of great importance for us.

The sources of funds for the above operations is the Reg A+ capital raise that will commence after SEC approval has been completed.

It is the opinion of the Board of Directors and the executive team that our initial raise process post approval from the SEC will seek investor funding in excess of $5,000,000 over the four months thereafter. From the pro forma shown herein our spending to sustain operations and invest in assets to grow the business is estimated to be $2,184,654. Therefore, in our opinion, the need to raise additional funds is unnecessary in the immediate six months following the raise.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Nowigence has an experienced management team including experts and executives in our industry.

The table below lists Nowigence’s directors and executive officers, their ages and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Executive Officers and Directors(*)

Anoop Bhatia	Chairman of the Board and Chief Executive Officer and CFO	57	August 2011

Andrew Nicoll	Director/Officer	24	January 1, 2019
Dr. Carson Tao	Director/Officer	31	January 1, 2019
David Evans	Director	65	February 1, 2019
Dr. Ozlem Uzuner	Director	43	February 1, 2019
Tracy Metzger Art Eunson	Director Director	57 47	February 1, 2019 February 1, 2019

(*) Mr. George Earle has resigned from the Board due to personal reasons. He will not be replaced for the time being.

Executive Officers and Directors

Anoop Bhatia,

Chairman, CEO and Acting CFO

Nowigence Inc.

www.linkedin.com/in/anoopbhatia/

Anoop Bhatia is the Founder of Nowigence – a company that he has worked full-time since 2015. Previously, from 2012, Anoop worked as a global operation strategic transformation leader for Momentive Performance Material (Formerly GE Silicones). He has worked for over two decades in various GE companies across different countries - from the United States to India, The Netherlands, Germany. Anoop had played a key role in establishing GE Silicones Private Limited as the first-ever wholly-owned foreign subsidiary that was ever established on Indian soil in 1996. He was subsequently transferred to Europe to be part of GE's global business team in the early days of globalization. Since then he has held progressively responsible global positions across different functions. He brings a wealth of experience in global business operations, mergers and acquisitions, finance, sales and marketing, and complex negotiations. He received his Bachelor of Engineering in Chemical Engineering from BITS at Pilani in India and his post-graduate studies in management from Heriot-Watt at Edinburgh in Scotland.

Andrew Nicoll

Director/Officer – Nowigence Inc.

www.linkedin.com/in/andrew-nicoll/

Andrew Nicoll joined Nowigence in 2016 as a Market Analyst soon after he completed his undergrad from Siena College. He is placed on a fast career growth track, having demonstrated critical skills of strategic and creative thinking, and decision-making and leadership – skill sets that are vital for a start-up. In the last three years, he has already been promoted two times and is currently holding the position of Director - Global Operations and Product Management. Andrew has played a significant role in product development and is a trusted team player effectively liaising the work among data scientists, commercial and operations. He was appointed as a company officer on December 1st, 2018 and is a member of the Board of Directors.

Dr. Carson Tao

Director/Officer – Nowigence Inc.

www.linkedin.com/in/carsontao/

Dr. Mingzhe (Carson) Tao is the chief technology officer (CTO) of Nowigence. He is a domain expert in artificial intelligence, natural language processing (NLP), machine learning, and biomedical informatics. He has led the research and development (R&D) activities and systematically enriched various technological aspects since his mid-2018 appointment.

Carson received his Ph.D. in Information Science from the State University of New York at Albany, and a Master of Human Resource Management from Rutgers University. In the past 6 years, he has demonstrated his expertise in both academic and professional career via long-term collaborations with the Massachusetts Institute of Technology (MIT), George Mason University, and Philips Research North America. In 2018, Carson received an innovation award from the American Medical Informatics Association (AMIA) for his findings in the field of Knowledge Discovery and Data Mining (KDDM).

As a board member of Nowigence, Carson will serve an integral position to foster continuous innovation and technological advancements.

David Evans

Board of Directors

David L Evans has been with Spectrum Consulting Partners LLC at Albany in NY from 2008 onwards. As an attorney and licensed CPA in the state of New York, he has extensive experience in multistate and international tax policies and guidelines, federal taxation laws, mergers and acquisitions including valuation of closely held businesses. He is a contributing author to the New York State Tax Service, a six-volume publication of NYS tax laws and regulations. His prior experience includes being a Managing Director for UHY Advisors LLC, being a board member and chairperson of the Tax Division Executive Committee of New York State Society of Certified Public Accountants and is a past president of the Estate Planning Council of Eastern New York. He holds degrees from Hofstra University and State University of New York at Buffalo.

Dr. Ozlem Uzuner

Board of Directors

volgenau.gmu.edu/profile/view/444476

Dr. Özlem Uzuner is an Associate Professor of Information Science and Technology at George Mason University in Fairfax, Virginia. Previously, she was an Associate Professor at University at Albany, SUNY. She has been associated with Nowigence from the very start of the product development phase.

Özlem specializes in natural language processing (NLP), machine learning, and data science applications. Her passion is to improve automatic language understanding, even when the narratives are written in ungrammatical, fragmented, and short-hand ambiguous utterances.

Özlem not only develops novel methods for natural language understanding but also develops and releases datasets that enable the advancement of the state-of-the-art in NLP. Since 2006, she has developed numerous datasets in collaboration with Harvard Medical School, Brigham and Women’s Hospital, Massachusetts Institute of Technology, Veteran’s Administration at Salt Lake City, University of Cincinnati, University of Texas Health Sciences Center at Houston, and others.  She serves on the editorial boards of several journals including the Journal of Biomedical Informatics and Journal of Intelligent Information Systems. She has guest edited several supplemental issues of the Journal of Biomedical Informatics and is the author of 70+ peer-reviewed publications.  Her work has been funded by the National Institutes of Health, National Library of Medicine, Office of the National Coordinator for Health Information Technology, and Philips Research North America.

Özlem holds a PhD in Engineering Systems from Massachusetts Institute of Technology (MIT). She also received her undergrad and master’s degrees in electrical engineering and Computer Science from MIT.

Ms. Tracy Metzger

Board of Directors

www.linkedin.com/in/tracy-metzger-3b0220/

Tracy Metzger started TL Metzger & Associates in 2000 as the Owner and President offering consulting and real estate brokerage services to companies looking to purchase, sell or lease real estate in the Albany New York Region, also known as Tech Valley. She has held this position for over 18 years.

Since starting TL Metzger, Tracy and her company have received a number of business and professional awards, including the Capital District Business Review’s Top 40 Under 40 Business Leaders in the Capital Region, the Albany-Colonie Regional Chamber of Commerce Award (Women of Excellence), and the Albany-Colonie Regional Chamber of Commerce Award (Small Business of the Year), among others.  The company is consistently recognized as a Top 15 Commercial Real Estate firm by the Albany Business Review. She has a B.A. in Political Science from University at Albany, SUNY.

Tracy serves on several economic development and business boards including Chair of the City of Albany IDA and CRC.  She has extensive experience as a negotiator, facilitator and general management.

Mr. Art Eunson

Board of Directors

https://www.linkedin.com/in/art-eunson-997b2612/

Art Eunson was named the President of the Commercial and Industrial division of BrandSafway in July of 2018. BrandSafway is a leading provider of access and industrial solutions in both industrial and commercial markets.  Previously, he had worked with General Electric (GE) for 25-years, holding positions of increasing responsibility in engineering, project and contract management, and general management.  In 2011, Art was named the President of the GE Bently Nevada business in Minden, NV, where he gained experience in the area of software development and SaaS business models.  In 2016, he relocated his family to upstate NY to take on a new role with GE, leading the GE Onshore Wind Services business.  Art left GE at the end of 2017. Art has spent considerable time in the fossil, nuclear, and renewable power generation spaces as well as the oil and gas industry throughout the course of his career.

Art grew up in western Pennsylvania and attended Penn State University, earning a BS in Electrical Engineering in 1993.

Significant Employees

Nowigence currently has all officers classified as significant.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We were incorporated in New York on August 1, 2011. The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2018 (i) all individuals who served as our principal executive officer (PEO), or acting in a similar capacity, during the fiscal year ended December 31, 2018, regardless of compensation level, (ii) two most highly compensated executive officers whose total compensation exceeded $100,000 other than our CEO who were serving as executive officers at the end of the fiscal year ended December 31, 2018 and (iii) two additional individuals for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2018 (collectively, the “named executive officers”)

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($) (1)	Bonus ($)	Total Compensation ($)
Anoop Bhatia	2018	$82,000	-	$82,000
Chairman, CEO, and Acting CFO
Andrew Nicoll Director – Product Management & Operations	2018	$50,478	-	$50,478
Dr. Mingzhe (Carson) Tao – Chief Technology Officer	2018	$38,230*	-	$38,230

Joined during 2018

(1)Compensation of the Chairman, CEO and Acting CFO, Director-Product Management & Operations and the Data Scientist in Technology is much below market rates.

(2)Salaries currently are being paid partially from revenue and the capital raised from friends and family. However, once the Company raises capital under this offering, it intends to add employees, raise the salaries of existing team members and roll-out a benefits package including retirement savings for its employees.

(3)On August 2011, the Company issued 140 shares out of the total authorized shares of 200 Common Stock to Mr. Anoop Bhatia, which was increased proportionately to 37,827,270 November 30th, 2018.

(4)It also issued a total of 8 shares out of 200 authorized shares to Mr. Andrew R. Nicoll on May 5, 2017.

(5)Anoop Bhatia has been serving as the Chairman and Chief Executive Officer and CFO of the Company since 2015.

(6)As on November 30th, the Board of Directors passed a resolution to rescind the previously total authorized shares of 200 and instead authorized a total of 100,000,000 common stocks. In addition, it passed a resolution to issue 54,000,000 common stocks to all shareholders in the same proportion as their ownership when they participated in the issue of 200 common shares.

(7)On December 1, 2018, the Company issued a total of 1,620,000 shares to Dr. Mingzhe (Carson) Tao. Of this 1,040,000 of Class A shares were a part of his signing bonus when he started his work for Nowigence and the remaining were on meeting an accelerated timeline in product development.

Employment Agreements

The company has employment agreements in place.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans in place at the moment but reserve the right to put one in place in the future.

Executive Compensation Philosophy

We believe that Nowigence is at the beginning of its journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and develop new business opportunities by leveraging the unique technology we have in hand, and constantly enhancing our business model. To achieve these objectives, we need a highly talented team. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.

Stock Option Plan

We do not have a stock option plan, but we reserve the right to implement one.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plans.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants, and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors and encourages them to devote their best efforts to our business and financial success.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our executive officers, directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other rights. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

Ownership Pre-Offering

Directors and Officers:
	Amount and	Percent of
	nature of	total	Percent
	beneficial	ownership	of class
Name and address of beneficial owner (1)	ownership (2)	(3)	(4)	Direct Voting Right (5)

Anoop Bhatia, CEO (Class B Common Stock) (1)	37,827,270	64.96%	100%	94.88%
Andrew Nicoll Director/Officer Class A (1)	2,160,000	3.71%	10.58%	0.54%
Dr. Mingzhe (Carson) Tao, Director/Officer Class A (1)	1,620,000	2.78%	7.94%	0.41%
David Evans, Director Class A (1)	540,000	0.93%	2.65%	0.14%
Tracy Metzger, Class A (1)	540,000	0.93%	2.65%	0.14%
All officers and directors as a group: (1)	43,092,270	73.30%	n/a	96.20%

Other Shareholders

Global Quantitatives, Andy Altahawi Class A (6)	4,715,000	8.1%	23.10%	1.18%
Neerja Nanda Class A shares (7)	2,430,000	4.1%	11.91%	0.61%
James W Harris & Ms. Lori Anne Harris Class A	1,040,000	1.7%	3.90%	0.27%
Other shareholders aggregated Class A	7,362,730	12.64%	1.98%	1.74%
All shareholders aggregated Class A & B Shares	58,235,000	100%	n/a	100%
(1) (2)	Unless otherwise noted, the address of the beneficial owner is c/o Nowigence, Inc., 418 Broadway, Albany, NY 12207. Beneficial ownership.
(3)	Percentage of total ownership, including Class A and B combined.
(4)	Percentage of single Class of ownership.
(5) (6) (7) (8)

Total voting rights for each shareholder.

The shareholder address is 3479 NE 163rd St, #514, North Miami Beach, FL 33160, USA

The shareholder address is 3 St. Helen's Court, 18-A Pedder Road, Mumbai 400026, India

The Shareholder address is 17 Duchess Path, Clifton Park, NY 12065, USA

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market could adversely affect market prices. Upon completion of this Offering, we will have outstanding an aggregate of 59,235,000 shares of Common Stock, assuming all 1,000,000 offered for sale are Sold. Of these shares, the 1,000,000 class A common shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this Offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale;

provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons relying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have raised capital during the product development phase from friends and family to meet our needs. We preferred to operate “lean and mean” to ensure that we got the best value for every dollar that was invested. This ensured that we developed a product at one-tenth of the investment dollars than any of our competitors have invested. This gives us a competitive advantage. The founding team worked below the market rates and were compensated partly in stocks.

The total number of shares at the time of incorporation in August 2011 was 200 with no par value. In 2016, Anoop Bhatia invested $102,000 and four others from his friends and family network brought in an additional $80,000.

Our beta product with basic functionality was launched in 1Q 2017. We worked with Dr. Ozlem Uzuner who was affiliated with MIT and the State University of New York (SUNY). The initial work was funded under a grant through the New York Strategic Partner for Industrial Resurgence (SPIR) Program. The partnership served an educational purpose for the SUNY students (partnership participants) as well as provided some preliminary research findings back in 2016. We did not implement any deliverable from the partnership in our current product and do not plan to implement it in our future products. There are no entities, including SUNY, that retain any rights or interests in our products.

In early 2017, we signed a few early customers who agreed to participate during the product development phase. The total investment made was $591,000. Anoop Bhatia and his friends and family invested. Ten new investors joined the Nowigence family of shareholders, most of them were Chief Executive Officers of various corporations in the US, India, and Germany. The founder, Anoop Bhatia, worked full-time for Nowigence but was paid a nominal token annual salary of $45,689. He also contributed to the company’s funding by providing over $45,000.

Looking back, while 2016 and 2017 were the product development years for Nowigence, 2018 was a year of re-engineering. Customer feedback was constructive but thought-provoking. The early adopters saw benefits with the product but wanted more. They required more granularity and the ability to control their destiny in terms of in terms of product outputs relevant to each user’s business needs. The entire AI platform had to be re-engineered. Automatic content extraction from textual and numeric data types providing full-control to the user to upload their own internal documents and transcripts became the mantra. Dr. Carson Tao joined the team as a Principal Data Scientist and was later promoted as the Chief Technology Officer and Board Member.

Fresh investments of $428,498 were made. A total of 7 investors from the previous year and 8 new investors bought stock of the company. The previous investors brought in nearly $185,000 and the new members of the Nowigence family of shareholders invested nearly $245,000 during the year.

The company amended its Certificate of Incorporation and re-designated the total number of shares that the company is authorized to issue from two hundred (200) shares without par value into one hundred million shares (100,000,000) with $0.00001 par value. The two hundred (200) shares of common stock without par value shall be canceled.

The company has issued total of 58,235,000 common shares to the founder, officers and to friends and family investors.

-The company has issued total of 37,827,270 Class B shares to the CEO, Anoop Bhatia on November 30, 2018 in exchange for funding.

-The company has issued total of 2,160,000 of Class A shares to the Director/officer Andrew Nicoll on December 31, 2018 in exchange for service and exemplary performance.

-The company has issued total of 1,620,000 of class A shares to Dr. Mingzhe (Carson) Tao, Director/Officer on December 31, 2018. Of this 1,040,000 of Class A shares were a part of his signing bonus when he started his work for Nowigence and the remaining were on meeting an accelerated timeline in product development.

-The company has issued total of 540,000 of Class A shares to David Evans, Director on December 31, 2018. Mr. David Evans has been an advisor and an accountant for the company since its Incorporation. Mr. Evans invested in equity in the friends and family seed round for 270,000 of Class A shares while the remaining were issued for his services since 2011.

-The company has issued total of 540,000 of Class A shares to Tracy Metzger, on December 31, 2018. Ms Metzger invested in equity in the friends and family seed round.

-The company has issued total of 3,780,000 Class A shares to Global Quantitatives affiliates on December 31, 2018 for his advisory services since inception.

-The company has issued total of 2,430,000 Class A shares to Neerja Nanda on December 31, 2018. Ms. Nanda invested in equity in the friends and family seed round.

-The company has issued total of 455,000 Class A shares to Global Quantitatives affiliates on December 31, 2018. Global Quantitatives invested in equity in the friends and family seed round.

-The company has issued total of 480,000 Class A shares to Global Quantitatives affiliates on October 7, 2018. Global Quantitatives invested in equity in the friends and family seed round.

-The company has issued total of 1,040,000 Class A shares to James W Harris & Ms. Lori Anne Harris on December 31, 2018. Mr. James W Harris and Ms. Lori Anne Harris invested in equity in the friends and family seed round.

-The company has issued total of 7,362,730 Class A shares to other friend and family shareholders on December 31, 2018.

We have launched three AI products. The product usage is increasing. We are now focusing on sales and marketing. Our funding with the proposed SEC Regulation A+ IPO will allow us to penetrate aggressively in the market.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or another document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the consummation of this Offering, we will be required to file periodic reports, and other information with the SEC pursuant to Rule 257(b) of Regulation A. Each issuer that has filed an offering statement for a Tier 2 offering that has been qualified pursuant to Regulation A must file with the Commission the following periodic and current reports: (1) Annual reports. An annual report on Form 1-K for the fiscal year in which the offering statement became qualified and for any fiscal year thereafter. Annual reports must be filed within the period specified in Form 1-K. (2) Semiannual report. A semiannual report on Form 1-SA within the period specified in Form 1-SA. Semiannual reports must cover the first six months of each fiscal year of the issuer, commencing with the first six months of the fiscal year immediately following the most recent fiscal year for which full financial statements were included in the offering statement, or, if the offering statement included financial statements for the first six months of the fiscal year following the most recent full fiscal year, for the first six months of the following fiscal year. (3) Current reports. Current reports on Form 1-U with respect to the matters and within the period specified in that form, unless substantially the same information has been previously reported to the Commission by the issuer under cover of Form 1-K or Form 1-SA. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements, and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SECURITIES BEING OFFERED

Shares

This Offering relates to the sale of up to 1,000,000 class A common shares of Common Stock of the Company. We may endeavor to sell all 1,000,000 class A common shares after this Offering becomes qualified. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A and B of Common Stock, $0.0001 par value per share. As of the date of this Offering Circular, we had 58,235,000 shares of class A and B Common Stock outstanding.  There are no shares of preferred stock authorized. The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and bylaws. For more detailed information, please see our Articles of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this Offering Circular, there were 58,235,000 shares of class A and B of Common Stock issued and outstanding.

Voting Rights. The holders of the Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled to ten votes for each share held of record on all matters submitted to a vote of the shareholders Under our bylaws, our CEO Mr. Anoop Bhatia owns 100% of Class B stock which amount to 37,827,270 shares, which controls 94.88% of the voting power before the offering, and about 94.64% of the voting power post offering our shareholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of Common Stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

NOWIGENCE INC.

(a New York corporation)

Consolidated Audited Financial Statements

For the calendar year periods ending December 31, 2018 and 2017

INDEPENDENT AUDITOR’S REPORT

May 7, 2019

To: Board of Directors, Nowigence Inc.

Attn: Anoop Bhatia

Re: 2018-2017 Nowigence Inc. Audit

We have audited the accompanying financial statements of Nowigence Inc. (a New York corporation) and subsidiaries (collectively, the “Company”), which comprise the balance sheet(s) as of December 31, 2018 and 2017, and the related statements of income, shareholders’ equity or deficit, and cash flows for the calendar year(s) ending December 31, 2018 and 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations, shareholders’ equity or deficit and its cash flows for the calendar year(s) ending December 31, 2018 and 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that has incurred substantial costs and has not yet generated enough revenue to cover these costs while seeking to raise capital under Title IV of the JOBS Act.  Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

NOWIGENCE INC.
BALANCE SHEET
As of December 31, 2018 and 2017
See accompanying Auditor’s Report and Notes to the Financial Statements

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	7,326	4,928
Accounts and other short-term receivable	0	0
Total current assets	7,326	4,928

Software development, net of amortization (see Note 3)	652,986	513,658
Total assets	660,312	518,586

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable	22,850	13,337
Interest payable	7,655	3,040
Total liabilities	30,505	16,377

Long-term debt (see Note 4)	61,051	42,150

TOTAL LIABILITIES	91,556	58,527

Shareholders’ equity:
Common stock, Class A (60,000,000 shares authorized, $0.00001 par, 20,407,730 and 8,713,980 issued and outstanding as of December 31, 2018 and 2017, respectively)	204	87
Common stock, Class B (40,000,000 shares authorized, $0.00001 par, 37,827,270 and 37,827,270 shares issued and outstanding as of December 31, 2018 and 2017, respectively)	378	378
Additional paid-in capital	1,200,357	772,415
Retained deficit	(632,183)	(312,821)
Total shareholders’ equity	568,756	460,059

Total liabilities and members’ equity	$ 660,312	$ 518,586

NOWIGENCE INC.
STATEMENT OF OPERATIONS
For the calendar year periods ending December 31, 2018 and 2017
See accompanying Auditor’s Report and Notes to the Financial Statements

	2018	2017
Revenues	49,950	19,250
Less: Cost of revenues	80,726	83,797
Gross profit (loss)	(30,776)	(64,547)

Operating expenses:
Selling, general and administrative	172,604	122,830
Amortization	107,454	22,477
Total operating expenses	280,058	(145,307)

Operating loss	(310,834)	(209,854)

Interest income/(expense)	(12,361)	(3,461)
Government grant income	3,834

Pretax loss	(319,361)	(213,314)

(Provision)/benefit for income taxes	(0)	(125)

Net loss	(319,361)	(213,439)

NOWIGENCE INC.
STATEMENT OF SHAREHOLDERS’ EQUITY/(DEFICIT)
For the calendar year periods ending December 31, 2018 and 2017
See accompanying Auditor’s Report and Notes to the Financial Statements

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Retained Deficit	Total Shareholders’ Equity/(Deficit)
	# Shares	$	# Shares	$
Balance as of January 1, 2017	1,350,000	14	37,827,270	378	181,488	(99,382)	82,499
2017 Stock Issuances	7,363,980	74			590,926		591,000
2017 Net loss						(213,439)	(213,439)
Balance as of December 31, 2017	8,713,980	87	37,827,270	378	772,415	(312,821)	460,059
2018 Issuance of shares	11,693,750	117			427,942		428,059
2018 Net loss						(319,361)	(319,361)
Balance as of December 31, 2018	20,407,730	204	37,827,270	378	1,200,357	(632,183)	568,756

NOWIGENCE INC.
STATEMENT OF CASH FLOWS
For the calendar year periods ending December 31, 2018 and 2017
See accompanying Auditor’s Report and Notes to the Financial Statements

	2018	2017
Cash flows from operating activities
Net loss	(316,361)	(213,439)
Add back: Amortization	107,992	22,477
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Net increase/(decrease) in accounts payable	9,513	9,552
Net increase/(decrease) in interest payable	4,615	3,040

Net cash used in operating activities	(192,241)	(178,370)

Cash flows from investing activities
Software development costs	(246,782)	(459,378)
Net cash used in investing activities	(246,782)	(459,378)

Cash flows from financing activities
Proceeds from the issuance of stock	413,073	591,000
Net additional long-term debt	28,348	42,150
Net cash provided by financing activities	441,421	633,150

Net change in cash and cash equivalents	2,398	(4,598)

Cash and cash equivalents at beginning of period	4,928	9,526
Cash and cash equivalents at end of period	7,326	4,928

Supplemental disclosure of cash flow information
Cash paid for interest	0	0
Cash paid for income taxes	0	125

NOWIGENCE INC.

NOTES TO FINANCIAL STATEMENTS

See accompanying Auditor’s Report

As of December 31, 2018 and December 31, 2017

NOTE 1 - NATURE OF OPERATIONS

Nowigence Inc. and subsidiaries (the “Company”) is an early-stage software-as-a-service company.  The Company has developed an automated, artificial intelligence-based solution that extracts and analyzes textual and transcript-based qualitative data, at rates of up to 6,000 times faster than a human.  The Company was formed in August 2011 but had very limited commercial activity until October 2015.

Since Inception, the Company has relied on loans from founders and raising seed capital to fund its operations.  As of December 31, 2018, the Company had negative retained earnings and will likely incur losses prior to generating positive working capital.  These matters raise substantial concern about the Company’s ability to continue as a going concern.  During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 11 below), loans, capital contributions from the founder and funds from revenue producing activities, if and when such can be realized.  If the Company cannot secure additional short-term capital, it may cease operations.  These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

Subsidiary

In 2019, Nowigence Inc. acquired Nowigence India Private Limited, Co., a private limited company located in India (the “Subsidiary”).  The Subsidiary provides services on behalf of Nowigence Inc. as well as makes some software-as-a-service sales or subscriptions to third parties.   See Note 11 for additional details.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the unaudited financial statements for the years presented have been included.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.  All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2018, the Company is operating as a going concern.  See Note 1 and Note 9 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account. As of December 31, 2018, the Company had $7,326 cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As of December 31, 2018, the Company had $0 of outstanding accounts receivable owed to Subsidiary.

Property and Equipment and Depreciation

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2018, the Company had an immaterial amount of fixed assets.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

For current period, the Company is taxed as an C corporation.  Because the Company has suffered losses during its start-up phase, the only provision for income taxes is the based on the small amount of earnings in the Company’s Indian subsidiary.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of December 31, 2018, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.  Revenue for the Company is generally comprised software-as-a-service subscription revenue and is booked during the period of the subscription.

Cost of Sales

The Company expenses approximately 40 percent of its team’s total employee expenses and other server-related costs in conjunction with the provision of services to its customers.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”).  ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established.  With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

The Company capitalizes approximately 60 percent of the team’s total employee wage expenses associated with the software development program of the Company.  Additionally, the Company capitalizes the data subscription services that are offered as part of the Company’s revenue producing activities.  The Company routinely evaluates both the technological feasibility and the estimate of payroll expense and data subscription expenses utilized in this calculation.

Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.  Upon reaching technological feasibility, the company amortizes the capitalized costs over a period of 3-5 years.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America in the name of the Manager, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – SOFTWARE DEVELOPMENT COSTS

As discussed above, the Company has capitalized its software development costs (“SDCs”) during this start-up period.  The Company then amortizes the SDCs over their estimated useful life of five years.

	Balance of Capitalized SDCs	Balance of Accumulated Amortization	Balance of net SDCs
2018	787,924	(134,938)	652,986
2017	541,142	(27,484)	513,658

The Company amortizes technologically feasible internally-developed software over a 5 year period.  The Company has recorded amortization expense in the calendar years ending December 31, 2018 and 2017 of $107,992 and 22,477, respectively.

The Company monitors the carrying value of the SDCs for impairment.  As of December 31, 2018, the Company has not yet recorded any impairment of the SDCs.

NOTE 4 – LONG-TERM DEBT

The Company has procured borrowings to fund working capital needs from the founders/management team as well as from commercial sources.

As of December 31, 2018 and 2017, the Company had an ending balance of $32,644 and $42,150 owed to the founders/management team.  The loan accrues interest expense at a rate of 18 percent per annum, but the interest has not yet been paid.

In 2018, the Company borrowed $28,488 from commercial sources including a line of credit.  The interest rates on these loans are 8.5 percent and 15 percent.

NOTE 5 – INCOME TAX PROVISION

The Company has filed all required tax returns and does not have a net taxable position requiring a provision other than the small amount of tax the Company has accrued for on behalf of Subsidiary at the statutory rate of India.  The Company believes that this reflects the actual tax provision of the Company in all material respects.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

NOTE 7 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has two classes of common stock.  Each Class A share is entitled to one vote per share and each Class B share is entitled to 10 votes per share.  Only the founder, Anoop Bhatia, is entitled to Class B shares.

The Company has authorized 60,000,000 shares of Class A stock.  Of the Class A shares, the Company has issued 20,407,730 and 8,713,980 shares as of December 31, 2018 and 2017, respectively.  Additionally, the Company has authorized 40,000,000 shares of Class B stock and has issued 37,827,270 and 37,827,270 shares as of December 31, 2018 and 2017, respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

As described above in Note 4, the Company has procured borrowings from the founder/management team.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 9 – GOING CONCERN

These financial statements are prepared on a going concern basis.  The Company has began operations but has incurred a loss for all periods from Inception through December 31, 2018.  The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 10), capital contributions from the founder, other fundraising and the ability to achieve profitable operations.  The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 10 – FINANCIAL RESULT RESTATEMENT

The Company previously issued financial statements that consolidated the financial results of Subsidiary for the calendar year 2018.  The Company had made that determination based on the close coordination of the two companies’ operations and contemplated merger that closed in 2019.  However, the Company now believes that consolidating the results of Subsidiary beginning in 2019 rather than in 2018 is a better interpretation of the principles of ASC 805.  Therefore, the financial statements shown herein are not consolidated with Subsidary.  Consolidated results will be shown starting from January 18, 2019 when Subsidiary’s shares were formally acquired by the Company.

NOTE 11 – SUBSEQUENT EVENTS

Acquisition of Subsidiary

On January 18, 2019, the Company acquired all of the issued shares of Nowigence India Private Limited, Co., an Indian private limited company (previously referred to as “Subsidiary”) in exchange for $10,218.  This acquisition had been approved by the Board of the Company in December 2018.  The Company will consolidate its financial results with Subsidiary starting from January 18, 2019, the date the acquisition closed.

Anticipated Securities Offering
During 2019, the Company is planning to raise capital through the issuance of securities exempt from registration under Regulation A.  The Company hopes to raise up to $5M by issuing up to 1,000,000 shares of Class A common stock, but this cannot be assured.

Management’s Evaluation
Management has evaluated subsequent events through May 7, 2019, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

1EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation (*)
1A-2B	By-laws (*)
1A-12	Legal Opinion & Consent (*)
1A-4 1A-11 1A-EX 1A-6	Sample Subscription Agreement (*) Consent of the Public Accountant (1) Consultancy Agreement (*) Agreements (*)

(1) (*)	Filed herewith. Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Albany, New York, NY on May 14, 2019.

NOWIGENCE, INC.

By:	/s/ Anoop Bhatia
Name:	Anoop Bhatia
Title:	Chairman, Chief Executive Officer, CFO and principal accounting officer
Date:	May 14, 2019

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anoop Bhatia Anoop Bhatia	Chairman of the Board, CEO (Principal Executive Officer), CFO and principal accounting officer	May 14, 2019

/s/ Andrew Nicoll Andrew Nicoll	Director/Officer	May 14, 2019

/s/ Dr. Carson Tao Dr. Carson Tao	Chief Technology Officer	May 14, 2019

/s/ Tracy Metzger Tracy Metzger	Director	May 14, 2019